As filed with the Securities and Exchange Commission on

                                 April 28, 2006

                               File No. 811-07603


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM N-1A

                             REGISTRATION STATEMENT

                                      UNDER

                       THE INVESTMENT COMPANY ACT OF 1940

                              AMENDMENT NO. 22 |X|


                   MELLON INSTITUTIONAL FUNDS MASTER PORTFOLIO
               ---------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

                             Mellon Financial Center
                                One Boston Place
                           Boston, Massachusetts 02108
                     ---------------------------------------
                    (Address of Principal Executive Offices)

      Registrant's Telephone Number, including Area Code: (800) 221 - 4795

                               Patrick J. Sheppard
                    c/o Mellon Institutional Asset Management
                             Mellon Financial Center
                                One Boston Place
                           Boston, Massachusetts 02108
                  --------------------------------------------
                     (Name and Address of Agent for Service)

                                EXPLANATORY NOTES


This Amendment No. 22 to the Registration Statement on Form N-1A (the "Amendment") has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the "1940 Act"), and Rule 8b-16 thereunder. However, beneficial interests in the series of the Registrant are not registered under the Securities Act of 1933, as amended (the "1933 Act"), because such interests will be issued solely in transactions that are exempt from registration under the 1933 Act. Investments in the Registrant's series may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. The Amendment does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in any series of the Registrant.

This Amendment relates only to Standish Mellon Fixed Income Portfolio, Standish Mellon Global Fixed Income Portfolio, Standish Mellon High Yield Bond Portfolio, and Standish Mellon Enhanced Yield Portfolio.

                                EXPLANATORY NOTE

Throughout this Part A and Part B of Standish Mellon Enhanced Yield Portfolio (formerly Standish Mellon Short-Term Asset Reserve Portfolio) (the "Portfolio"), a series of Mellon Institutional Funds Master Portfolio (the "Portfolio Trust"), specified information concerning the Portfolio and the Portfolio Trust is incorporated by reference from the most recently effective post-effective amendment to the registration statement on Form N-1A (File Nos. 33-08214 and 811-04813) of Mellon Institutional Funds Investment Trust (the "Trust") that relates to and includes the prospectus and statement of additional information of Standish Mellon Enhanced Yield Fund (formerly Standish Mellon Short-Term Asset Reserve Fund) (the "Fund"). Further, to the extent that information concerning the Portfolio and/or the Portfolio Trust is so incorporated and the Trust files, pursuant to Rule 497 under the Securities Act of 1933, as amended (the "1933 Act"), a revised prospectus or statement of additional information of the Fund or a supplement to the Fund's prospectus or statement of additional information that amends such incorporated information, then the amended information contained in such Rule 497 filing is also incorporated herein by reference. The Fund's current prospectus and statement of additional information, as amended, revised or supplemented from time to time, are referred to herein collectively as the "Prospectus" and "SAI," respectively.

Dated:  May 1, 2006


                   MELLON INSTITUTIONAL FUNDS MASTER PORTFOLIO
                    STANDISH MELLON ENHANCED YIELD PORTFOLIO
          (formerly Standish Mellon Short-Term Asset Reserve Portfolio)

                                     PART A

THIS PART A DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY BENEFICIAL INTERESTS IN STANDISH MELLON ENHANCED YIELD PORTFOLIO.

The Portfolio's Part B, of even date herewith, is incorporated by reference into this Part A.

Responses to Items 1, 2, 3, and 8 have been omitted pursuant to paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

ITEM 4. INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES, RELATED RISKS, AND DISCLOSURE OF PORTFOLIO HOLDINGS.

The Portfolio Trust incorporates by reference the information concerning the Portfolio's investment objective, policies and restrictions from the following sections of the Prospectus: "Risk/Return Summary," "The Fund's Investments and Related Risks," and "Fund Details." A description of the Portfolio's policies and procedures with respect to the disclosure of the Portfolio's portfolio securities is available in the "Portfolio Holdings Disclosure" section of the SAI and on the Fund's website at www.melloninstitutionalfunds.com.

ITEM 5.            MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE.

                                   MANAGEMENT

The Portfolio Trust incorporates by reference information concerning the Portfolio's and the Portfolio Trust's management from the "The Investment Adviser" section of the Prospectus.

Mellon Bank, N.A. (the "Portfolio Administrator"), with its principal place of business at One Mellon Center, Pittsburgh, Pennsylvania 15258, provides administration and accounting services to the Portfolio pursuant to a written custody, administration and accounting services agreement with the Portfolio Trust on behalf of the Portfolio. The Portfolio Administrator is a wholly-owned subsidiary of Mellon Financial Corporation, which is the indirect parent company of Standish Mellon Asset Management Company LLC, the Portfolio's investment adviser (the "Adviser"). The Portfolio Administrator provides the Portfolio Trust with office space for managing its affairs, and with certain clerical services and facilities. The Portfolio's custody, administration and accounting services agreement can be terminated by either party on not more than 60 days' written notice. The SAI provides additional information about the Portfolio Administrator's compensation, other accounts managed by the Portfolio Administrator, and the Portfolio Administrator's ownership of securities in the Portfolio.

                                  ORGANIZATION

The Portfolio Trust is a no-load, open-end management investment company that was organized as a master trust fund under the laws of the State of New York on January 18, 1996. Beneficial interests in the Portfolio Trust are divided into separate sub-trusts or series, each having distinct investment objectives and policies, one of which, the Portfolio, is described herein. Beneficial interests in the Portfolio are issued solely in transactions that are exempt from registration under the 1933 Act. Investments in the Portfolio Trust may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

                                CAPITAL STRUCTURE

Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in separate series of the Portfolio Trust. Each investor is entitled to a vote in proportion to the amount of its investment in the Portfolio. Investments in the Portfolio may not be transferred, but an investor may withdraw all or any portion of his investment at any time at net asset value. Investors in the Portfolio (e.g., investment companies, insurance company separate accounts and common and commingled trust funds) will not be liable for the obligations of the Portfolio although they will bear the risk of loss of their entire respective interests in the Portfolio. However, there is a risk that interest holders in the Portfolio may be held personally liable as partners for the Portfolio's obligations. Because the Portfolio Trust's Declaration of Trust disclaims interest holder liability and provides for indemnification against such liability, the risk of an investor in the Portfolio incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.

The Portfolio Trust reserves the right to create and issue any number of series, in which case investments in each series would participate equally in earnings and assets of the particular series.

Investments in the Portfolio have no preemptive or conversion rights and are fully paid and non-assessable, except as set forth above. The Portfolio Trust is not required and has no current intention to hold annual meetings of investors, but the Portfolio Trust will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Changes in fundamental policies will be submitted to investors for approval. Investors have under certain circumstances (e.g., upon application and submission of certain specified documents to the Trustees by a specified percentage of the aggregate value of the Portfolio Trust's outstanding interests) the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Trustees. Investors also have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified number of investors. Upon liquidation of a Portfolio, investors would be entitled to share pro rata in the net assets of the Portfolio available for distribution to investors.

As of the date of this Part A, the Fund beneficially owned substantially all of the then outstanding interests of the Portfolio. Because the Fund owns the significant majority of the outstanding interests of the Portfolio, it would therefore be deemed to control the Portfolio.

Inquiries concerning the Portfolio should be made by contacting the Portfolio at the Portfolio Trust's registered office in care of the Portfolio Administrator, One Boston Place, Boston Massachusetts 02108.

Please see Item 6 for a discussion of the Portfolio's dividend policy.

ITEM 6.            SHAREHOLDER INFORMATION.

                       PRICING OF SECURITIES BEING OFFERED

The Portfolio Trust incorporates by reference information concerning the calculation of the Portfolio's net asset value from "Investment and Account Information - Valuation of shares" in the Prospectus.

The net asset value of the Portfolio is computed in United States dollars each day on which the New York Stock Exchange ("NYSE") is open for trading ("Business Day") (and on such other days as are deemed necessary in order to comply with Rule 22c-1 under the Investment Company Act of 1940, as amended (the "1940 Act")). Currently, the NYSE is not open on weekends, New Year's Day, Martin Luther King, Jr. Day, Washington's Birthday, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. This determination is made as of the close of regular trading on the NYSE that is normally 4:00 p.m., Eastern Time (the "Valuation Time"). If the NYSE closes early, the Portfolio accelerates calculation of NAV and transaction deadlines to that time.

The Portfolio's portfolio securities are valued at the last sale prices, on the valuation date, on the exchange or national securities market on which they are primarily traded. Securities not listed on an exchange or national securities market, or securities for which there were no reported transactions, are valued at the last quoted bid price. Money market instruments with less than 60 days remaining to maturity when acquired by the Portfolio are valued on an amortized cost basis unless the Trustees determine that amortized cost does not represent fair value. If the Portfolio acquires a money market instrument with more than 60 days remaining to its maturity, it is valued at current market value until the 60th day prior to maturity and will then be valued at amortized cost based upon the value on such date unless the Trustees determine during such 60-day period that amortized cost does not represent fair value. The Portfolio's portfolio securities are valued on the basis of market quotations and valuations provided by independent pricing services. If market quotations or prices provided by independent pricing services are not readily available or do not accurately reflect fair value, or the value of a security has been materially affected by events occurring after the close of a foreign market or exchange, the Portfolio may value its assets by a method the Trustees believe accurately reflect fair value. The use of fair value pricing by the Portfolio may cause the net asset value of each investor's beneficial interest in the Portfolio to differ from the net asset value that would be calculated only using market prices.

Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each Business Day. At each Valuation Time on each such Business Day, the value of each investor's beneficial interest in the Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, which represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or withdrawals, which are to be effected on that day, will then be effected. The investor's percentage of the aggregate beneficial interests in the Portfolio will then be recomputed as the percentage equal to the fraction: (i) the numerator of which is the value of such investor's investment in the Portfolio as of the Valuation Time, on such Business Day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Portfolio effected on such Business Day; and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of the Valuation Time, on such Business Day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in the Portfolio as of the Valuation Time, on the following Business Day.

                      PURCHASE OF SECURITIES BEING OFFERED

Beneficial interests in the Portfolio are issued solely in transactions that are exempt from registration under the 1933 Act. See "Management, Organization and Capital Structure" above.

An investment in the Portfolio may be made without a sales load by certain eligible investors. All investments are made at the net asset value next determined after an order and payment for the investment is received by the Portfolio or its agent by the designated cutoff time for each accredited investor. There is no minimum initial or subsequent investment in the Portfolio. However, because the Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in federal funds (i.e., monies credited to the account of the Portfolio Trust's custodian bank by a Federal Reserve Bank). The Portfolio Trust reserves the right to cease accepting investments in the Portfolio at any time or to reject any investment order.

                     REDEMPTION OF SECURITIES BEING OFFERED

An investor in the Portfolio may withdraw all or any portion of its investment at the net asset value next determined after receipt by the Portfolio or its agent, by the close of regular trading (normally 4:00 p.m. Eastern Time) on the NYSE or, as of such earlier times at which the Portfolio's net asset value is calculated on each Business Day, by a withdrawal request in proper form. The proceeds of a withdrawal will be paid by the Portfolio in federal funds normally on the Business Day the withdrawal is effected, but in any event within five Business Days following receipt of the request. The Portfolio reserves the right to pay redemptions in kind. Investments in the Portfolio may not be transferred.

The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on such exchange is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

                           DIVIDENDS AND DISTRIBUTIONS

The net income of the Portfolio shall consist of (i) all income accrued, less the amortization of any premium, on the assets of the Portfolio, less (ii) all actual and accrued expenses of the Portfolio determined in accordance with generally accepted accounting principles ("Net Income"). Interest income includes discount earned (including both original issue and market discount) on discount paper accrued ratably to the date of maturity and any net realized gains or losses on the assets of the Portfolio. All the Net Income of the Portfolio is allocated pro rata among the investors in the Portfolio. The Net Income is accrued daily and reflected in each investor's interest in the Portfolio.

         FREQUENT PURCHASES AND REDEMPTIONS OF SECURITIES BEING OFFERED

As stated in response to Item 4 under the section titled "Capital Structure," substantially all of the outstanding interests of the Portfolio are owned, as of the date of this Part A, by the Fund (the "Feeder Fund"). The Feeder Fund has established its own set of policies with respect to frequent purchases and redemptions of fund shares. Due to the unique nature of the Portfolio's master-feeder capital structure and the fact that shareholders are limited to Feeder Funds, the Portfolio will rely upon the policies established by the Feeder Fund to monitor and detect excessive trading and potential market timing activity. In the event there is a material change in the Portfolio's capital structure that would make it possible and necessary to impose limitations on trading activity and monitor for potential market timing activity, the Portfolio will implement its own set of policies and procedures regarding frequent purchases and redemptions of fund shares.

                                TAX CONSEQUENCES

Under the anticipated method of operation of the Portfolio, it is expected that the Portfolio will be treated for U.S. federal income tax purposes as disregarded from the Feeder Fund (or, in the event of an investment by another investor, as a non-publicly traded partnership) and will not be subject to any U.S. federal or state income tax. Absent additional investors, the Feeder Fund will take into account all of the Portfolio's items of income, gain, loss, deduction and credit in determining its income tax liability, if any. However, if there should be more than one investor in the Portfolio, the Feeder Fund and any other investor that is subject to U.S. federal income tax will take into account its share (as determined in accordance with the governing instrument of the Portfolio) of the Portfolio's items of income, gain, loss, deduction and credit in determining its income tax liability, if any. The determination of such share would be made in a manner that is intended to comply with the Internal Revenue Code of 1986, as amended (the "Code"), and applicable tax regulations.

It is intended that the Portfolio's assets, income and distributions will be managed in such a way that any investor in the Portfolio that is otherwise eligible to be treated as a regulated investment company should be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invests substantially all of its assets in the Portfolio.

ITEM 7.            DISTRIBUTION ARRANGEMENTS.

                     MULTIPLE CLASS AND MASTER-FEEDER FUNDS

The Portfolio Trust incorporates by reference information concerning the master feeder organizational structure from the "The Funds and Their Shares" section of the SAI.

Dated:  May 1, 2006


                   MELLON INSTITUTIONAL FUNDS MASTER PORTFOLIO
                    STANDISH MELLON ENHANCED YIELD PORTFOLIO
               (formerly Standish Mellon Short-Term Asset Reserve
                                   Portfolio)

                                     PART B

ITEM 9.  COVER PAGE AND TABLE OF CONTENTS.

This Part B expands upon and supplements the information contained in Part A of Standish Mellon Enhanced Yield Portfolio (formerly Standish Mellon Short-Term Asset Reserve Portfolio) (the "Portfolio"), a separate investment series of Mellon Institutional Funds Master Portfolio (the "Portfolio Trust"). This Part B should be read in conjunction with such Part A. The Portfolio Trust incorporates by reference the information included on the cover page of the statement of additional information, as amended, revised or supplemented from time to time (the "SAI") of Standish Mellon Enhanced Yield Fund (formerly Standish Mellon Short-Term Asset Reserve Fund) (the "Fund"). NEITHER PART A NOR THIS PART B CONSTITUTES AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY BENEFICIAL INTERESTS IN THE STANDISH MELLON ENHANCED YIELD PORTFOLIO.

                                                                                          PAGE

Portfolio History...................................................................        B-1
Description of the Portfolio and Its Investments and Risks..........................        B-2
Management of the Portfolio.........................................................        B-2
Control Persons and Principal Holders of Securities.................................        B-3
Investment Advisory and Other Services..............................................        B-4
Portfolio Managers..................................................................        B-4
Brokerage Allocation and Other Practices............................................        B-4
Capital Stock and Other Securities..................................................        B-4
Purchase, Redemption and Pricing of Securities Being Offered........................        B-4
Taxation of the Portfolio...........................................................        B-5
Underwriters........................................................................        B-5
Calculation of Performance Data.....................................................        B-5
Financial Statements................................................................        B-5

ITEM 10..PORTFOLIO HISTORY.

The Portfolio Trust is a no-load, open-end management investment company that was organized as a master trust fund under the laws of the State of New York on January 18, 1996.

                                     -B-1-

ITEM 11.           DESCRIPTION OF THE PORTFOLIO AND ITS INVESTMENTS AND RISKS.

Part A contains additional information about the investment objective and policies of the Portfolio. This Part B should be read only in conjunction with Part A. This section contains supplemental information concerning the types of securities and other instruments in which the Portfolio may invest, the investment policies and portfolio strategies that the Portfolio may utilize and certain risks attendant to those investments, policies and strategies.

The Portfolio Trust incorporates by reference the information concerning the Portfolio's investment objective, policies, restrictions and portfolio holdings disclosure from the following sections of the SAI: "Investment Objectives and Policies", "Investment Restrictions" and "Portfolio Holdings Disclosure."

ITEM 12.           MANAGEMENT OF THE PORTFOLIO.

                             MANAGEMENT INFORMATION

The officers of the Portfolio Trust are Messrs. Anderson and Sheppard and Mdmes. Hultgren, Kneeland, Lomasney, and McCann who hold the same office with the Portfolio Trust as with the Trust. The Portfolio Trust incorporates by reference the information concerning the management of the Portfolio and the Portfolio Trust from the "Management - Trustees and Officers of the Trust" section of the SAI.

                                    TRUSTEES

The Trustees of the Portfolio Trust are identical to the Trustees of the Mellon Institutional Funds Investment Trust (the "Trust"). The Trustees of the Trust are Messrs. Fleming, Friedman, Hewitt, Loring III, and Sheppard. The Portfolio Trust incorporates by reference the information concerning the management of the Portfolio and the Portfolio Trust from the "Management - Trustees and Officers of the Trust" section of the SAI.

                                  COMPENSATION

The Portfolio Trust pays no compensation to the Trustees of the Portfolio Trust that are affiliated with Standish Mellon Asset Management Company LLC, the investment adviser to the Portfolio (the "Adviser"), or to its affiliates or to the Portfolio Trust's officers. None of the Trustees or officers have engaged in any financial transactions with the Portfolio Trust or the Adviser during the fiscal year ended December 31, 2005, except that certain Trustees and officers who are directors and officers of the Adviser, may from time to time purchase additional shares of common stock of Mellon Financial Corporation, the publicly traded indirect parent company of the Adviser.

The following table sets forth all compensation paid to the Portfolio Trust's Trustees by the Portfolio during the Portfolio's fiscal year ended December 31, 2005:

                                     -B-2-

               Name of Trustee                    Aggregate            Pension or        Total Compensation from
               ---------------                   Compensation          Retirement           Portfolio and Other
                                                  from the           Benefits Accrued       Funds in Complex*
                                                  Portfolio             as Part of          -----------------
                                                  ---------            Portfolio's
                                                                         Expenses
                                                                         --------


 Samuel C. Fleming                                  $1,642                  0                    $49,625
 Benjamin M. Friedman                               $1,642                  0                    $49,625
 John H. Hewitt                                     $1,642                  0                    $49,625
 Caleb Loring, III                                  $1,802                  0                    $54,625
 Patrick J. Sheppard                                  $0                    0                       $0

--------------------

 * As of the date of this Part B there were 34 registered investment companies (or series thereof) in the fund complex, which are series of the Trust. In addition, there are nine series of the Portfolio Trust and The Mellon Optima L/S Strategy Fund, LLC. Total compensation is based on historical data for the year ended December 31, 2005.

                                 CODES OF ETHICS

The Trustees has approved a code of ethics under Rule 17j-1 under the Investment Company Act of 1940, as amended ("1940 Act")) which is applicable to officers, trustees/directors and designated employees of the Portfolio Trust and the Portfolio, and has also approved a code of ethics under Rule 17j-1 which is applicable to the officers, trustees/directors and designated employees of the Adviser, the principal underwriter and certain affiliates. The Portfolio Trust incorporates by reference the information concerning the codes of ethics from the "Code of Ethics" section of the SAI.

                              PROXY VOTING POLICIES

The Portfolio Trust has adopted the same proxy voting policies and procedures as the Trust. The Portfolio Trust incorporates by reference the information concerning proxy voting policies and procedures from the "Summary of Proxy Voting Policy and Procedures" section of the SAI.

ITEM 13.           CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

As of the date of this Part B, the Trustees and officers of the Portfolio Trust as a group beneficially owned (i.e., had voting and/or investment power) less than 1% of the then outstanding interests of the Portfolio. As of the date of this Part B, the Standish Mellon Enhanced Yield Fund (the "Fund") beneficially owned substantially all of the then outstanding interests of the Portfolio. Because the Fund owns all of the outstanding interests of the Portfolio, it would therefore be deemed to control the Portfolio. Accordingly, the Fund may be able to take actions with respect to the Trust (i.e., elect Trustees or approve an advisory agreement) without the approval of other investors in the Portfolio. The Fund is a separate diversified series of the


                                      -B-3-

Trust, an open-end investment company, located at One Boston Place, Boston, Massachusetts 02108.

Registered investment companies investing in the Portfolio have informed the Portfolio that whenever such an investor is requested to vote on matters pertaining to the fundamental policies of the Portfolio, the investment company will hold a meeting of shareholders and will cast its votes as instructed by the company's shareholders.

ITEM 14.          INVESTMENT ADVISORY AND OTHER SERVICES.

The Portfolio Trust incorporates by reference information concerning the Portfolio's and the Portfolio Trust's investment advisory and other services from the "Management" section of the SAI.

                                    CUSTODIAN

Mellon Bank, N.A., with its principal place of business at One Mellon Center, Pittsburgh, Pennsylvania 15258, serves as custodian of all cash and securities of the Portfolio. Mellon Bank is a wholly-owned subsidiary of Mellon Financial Corporation.

                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers LLP, 300 Madison Avenue, New York, New York 10017 serves as independent registered public accounting firm for the Portfolio Trust and will audit the Portfolio's financial statements annually.

ITEM 15.          PORTFOLIO MANAGERS.

The Portfolio Trust incorporates by reference information concerning the Portfolio's and the Portfolio Trust's portfolio managers from the "Additional Information About the Portfolio Managers" section of the SAI.

ITEM 16.          BROKERAGE ALLOCATION AND OTHER PRACTICES.

The Portfolio Trust incorporates by reference information concerning the Portfolio's and the Portfolio Trust's brokerage allocation and other practices from the "Portfolio Transactions" section of the SAI.

ITEM 17.          CAPITAL STOCK AND OTHER SECURITIES.

The Portfolio Trust incorporates by reference the "The Funds and Their Shares" section of the SAI.

ITEM 18.          PURCHASE, REDEMPTION, AND PRICING OF SECURITIES BEING OFFERED.

                                     -B-4-

Beneficial interests in the Portfolio are issued solely in transactions that are exempt from registration under the Securities Act of 1933, as amended (the "1933 Act"). See "Management, Organization and Capital Structure," "Shareholder Information - Purchase of Securities Being Offered" and "Shareholder Information
- Redemption of Securities Being Offered" in Part A.

The Portfolio Trust incorporates by reference information concerning the Portfolio's and the Portfolio Trust's pricing of interests from the "Determination of Net Asset Value" section of the SAI.

The Portfolio intends to pay redemption proceeds in cash for all interests redeemed but, under certain conditions, the Portfolio may make payment wholly or partly in portfolio securities. The Portfolio will select such securities in a manner it considers equitable, regardless of the composition of the Portfolio's portfolio at the time of the redemption in-kind. Portfolio securities paid upon withdrawal or reduction of an interest holder's investment in the Portfolio will be valued at their then current market value. The Portfolio Trust has elected to be governed by the provisions of Rule 18f-1 under the 1940 Act which limits the Portfolio's obligation to make cash redemption payments to any investor during any 90-day period to the lesser of $250,000 or 1% of the Portfolio's net asset value at the beginning of such period. An investor may incur brokerage costs in converting portfolio securities received upon redemption to cash. The Portfolio intends that it will not redeem an investor's interest in-kind except in circumstances in which the particular investor is permitted to redeem in-kind or in the event that the particular investor completely withdraws its interest in the Portfolio.

ITEM 19.          TAXATION OF THE PORTFOLIO.

The Portfolio Trust incorporates by reference information concerning the Portfolio's and the Portfolio Trust's tax status from the "Taxation" section of the SAI.

There are certain tax issues that will be relevant to only certain of the investors, such as investors who contribute assets rather than cash to the Portfolio. It is intended that such contributions of assets will not be taxable, provided certain requirements are met. Such investors are advised to consult their own tax advisors as to the tax consequences of an investment in the Portfolio.

ITEM 20.          UNDERWRITERS.

      Not applicable.

ITEM 21.          CALCULATION OF PERFORMANCE DATA.

      Not applicable.

ITEM 22.          FINANCIAL STATEMENTS.

The Portfolio's unaudited financial statements audited by PricewaterhouseCoopers LLP, the Portfolio's independent registered public accounting firm, contained in the Portfolio's Form N-CSR for the fiscal year ended December 31, 2005, which was filed with the SEC on March 10, 2006 (File no. 811-04813; accession numbers 0001145443-06-000712), are incorporated by reference into this Part B.

                                     -B-5-

                                EXPLANATORY NOTE

Throughout this Part A and Part B of Standish Mellon Fixed Income Portfolio (the "Portfolio"), a series of Mellon Institutional Funds Master Portfolio (the "Portfolio Trust"), specified information concerning the Portfolio and the Portfolio Trust is incorporated by reference from the most recently effective post-effective amendment to the registration statement on Form N-1A (File Nos. 33-08214 and 811-04813) of Mellon Institutional Funds Investment Trust (the "Trust") that relates to and includes the prospectus and statement of additional information of Standish Mellon Fixed Income Fund (the "Fund"). Further, to the extent that information concerning the Portfolio and/or the Portfolio Trust is so incorporated and the Trust files, pursuant to Rule 497 under the Securities Act of 1933, as amended (the "1933 Act"), a revised prospectus or statement of additional information of the Fund or a supplement to the Fund's prospectus or statement of additional information that amends such incorporated information, then the amended information contained in such Rule 497 filing is also incorporated herein by reference. The Fund's current prospectus and statement of additional information, as amended, revised or supplemented from time to time, are referred to herein collectively as the "Prospectus" and "SAI," respectively.

Dated:  May 1, 2006


                   MELLON INSTITUTIONAL FUNDS MASTER PORTFOLIO
                     STANDISH MELLON FIXED INCOME PORTFOLIO

                                     PART A

THIS PART A DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY BENEFICIAL INTERESTS IN STANDISH MELLON FIXED INCOME PORTFOLIO.

The Portfolio's Part B, of even date herewith, is incorporated by reference into this Part A.

Responses to Items 1, 2, 3, and 8 have been omitted pursuant to paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

ITEM 4. INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES, RELATED RISKS, AND DISCLOSURE OF PORTFOLIO HOLDINGS.

The Portfolio Trust incorporates by reference the information concerning the Portfolio's investment objective, policies and restrictions from the following sections of the Prospectus: "Risk/Return Summary," "The Fund's Investments and Related Risks," and "Fund Details." A description of the Portfolio's policies and procedures with respect to the disclosure of the Portfolio's portfolio securities is available in the "Portfolio Holdings Disclosure" section of the SAI and on the Fund's website at www.melloninstitutionalfunds.com.

ITEM 5.           MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE.

                                   MANAGEMENT

The Portfolio Trust incorporates by reference information concerning the Portfolio's and the Portfolio Trust's management from the "The Investment Adviser" section of the Prospectus.

Mellon Bank, N.A. (the "Portfolio Administrator"), with its principal place of business at One Mellon Center, Pittsburgh, Pennsylvania 15258, provides administration and accounting services to the Portfolio pursuant to a written custody, administration and accounting services agreement with the Portfolio Trust on behalf of the Portfolio. The Portfolio Administrator is a wholly-owned subsidiary of Mellon Financial Corporation, which is the indirect parent company of Standish Mellon Asset Management Company LLC, the Portfolio's investment adviser (the "Adviser"). The Portfolio Administrator provides the Portfolio Trust with office space for managing its affairs, and with certain clerical services and facilities. The Portfolio's custody, administration and accounting services agreement can be terminated by either party on not more than 60 days' written notice. The SAI provides additional information about the Portfolio Administrator's compensation, other accounts managed by the Portfolio Administrator, and the Portfolio Administrator's ownership of securities in the Portfolio.

                                  ORGANIZATION

The Portfolio Trust is a no-load, open-end management investment company that was organized as a master trust fund under the laws of the State of New York on January 18, 1996. Beneficial interests in the Portfolio Trust are divided into separate sub-trusts or series, each having distinct investment objectives and policies, one of which, the Portfolio, is described herein. Beneficial interests in the Portfolio are issued solely in transactions that are exempt from registration under the 1933 Act. Investments in the Portfolio Trust may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

                                CAPITAL STRUCTURE

Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in separate series of the Portfolio Trust. Each investor is entitled to a vote in proportion to the amount of its investment in the Portfolio. Investments in the Portfolio may not be transferred, but an investor may withdraw all or any portion of his investment at any time at net asset value. Investors in the Portfolio (e.g., investment companies, insurance company separate accounts and common and commingled trust funds) will not be liable for the obligations of the Portfolio although they will bear the risk of loss of their entire respective interests in the Portfolio. However, there is a risk that interest holders in the Portfolio may be held personally liable as partners for the Portfolio's obligations. Because the Portfolio Trust's Declaration of Trust disclaims interest holder liability and provides for indemnification against such liability, the risk of an investor in the Portfolio incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.

The Portfolio Trust reserves the right to create and issue any number of series, in which case investments in each series would participate equally in earnings and assets of the particular series.

Investments in the Portfolio have no preemptive or conversion rights and are fully paid and non-assessable, except as set forth above. The Portfolio Trust is not required and has no current intention to hold annual meetings of investors, but the Portfolio Trust will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Changes in fundamental policies will be submitted to investors for approval. Investors have under certain circumstances (e.g., upon application and submission of certain specified documents to the Trustees by a specified percentage of the aggregate value of the Portfolio Trust's outstanding interests) the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Trustees. Investors also have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified number of investors. Upon liquidation of a Portfolio, investors would be entitled to share pro rata in the net assets of the Portfolio available for distribution to investors.

As of the date of this Part A, the Fund beneficially owned substantially all of the then outstanding interests of the Portfolio. Because the Fund owns the significant majority of the outstanding interests of the Portfolio, it would therefore be deemed to control the Portfolio.

Inquiries concerning the Portfolio should be made by contacting the Portfolio at the Portfolio Trust's registered office in care of the Portfolio Administrator, One Boston Place, Boston Massachusetts 02108.

Please see Item 6 for a discussion of the Portfolio's dividend policy.

ITEM 6.           SHAREHOLDER INFORMATION.

                       PRICING OF SECURITIES BEING OFFERED

The Portfolio Trust incorporates by reference information concerning the calculation of the Portfolio's net asset value from "Investment and Account Information - Valuation of shares" in the Prospectus.

The net asset value of the Portfolio is computed in United States dollars each day on which the New York Stock Exchange ("NYSE") is open for trading ("Business Day") (and on such other days as are deemed necessary in order to comply with Rule 22c-1 under the Investment Company Act of 1940, as amended (the "1940 Act")). Currently, the NYSE is not open on weekends, New Year's Day, Martin Luther King, Jr. Day, Washington's Birthday, Good Friday,

Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. This determination is made as of the close of regular trading on the NYSE that is normally 4:00 p.m., Eastern Time (the "Valuation Time"). If the NYSE closes early, the Portfolio accelerates calculation of NAV and transaction deadlines to that time.

The Portfolio's portfolio securities are valued at the last sale prices, on the valuation date, on the exchange or national securities market on which they are primarily traded. Securities not listed on an exchange or national securities market, or securities for which there were no reported transactions, are valued at the last quoted bid price. Money market instruments with less than 60 days remaining to maturity when acquired by the Portfolio are valued on an amortized cost basis unless the Trustees determine that amortized cost does not represent fair value. If the Portfolio acquires a money market instrument with more than 60 days remaining to its maturity, it is valued at current market value until the 60th day prior to maturity and will then be valued at amortized cost based upon the value on such date unless the Trustees determine during such 60-day period that amortized cost does not represent fair value. The Portfolio's portfolio securities are valued on the basis of market quotations and valuations provided by independent pricing services. If market quotations or prices provided by independent pricing services are not readily available or do not accurately reflect fair value, or the value of a security has been materially affected by events occurring after the close of a foreign market or exchange, the Portfolio may value its assets by a method the Trustees believe accurately reflect fair value. The use of fair value pricing by the Portfolio may cause the net asset value of each investor's beneficial interest in the Portfolio to differ from the net asset value that would be calculated only using market prices.

Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each Business Day. At each Valuation Time on each such Business Day, the value of each investor's beneficial interest in the Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, which represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or withdrawals, which are to be effected on that day, will then be effected. The investor's percentage of the aggregate beneficial interests in the Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of the Valuation Time, on such Business Day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Portfolio effected on such Business Day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of the Valuation Time, on such Business Day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in the Portfolio as of the Valuation Time, on the following Business Day.

                      PURCHASE OF SECURITIES BEING OFFERED

Beneficial interests in the Portfolio are issued solely in transactions that are exempt from registration under the 1933 Act. See "Management, Organization and Capital Structure" above.

An investment in the Portfolio may be made without a sales load by certain eligible investors. All investments are made at the net asset value next determined after an order and payment for the investment is received by the Portfolio or its agent by the designated cutoff time for each accredited investor. There is no minimum initial or subsequent investment in the Portfolio. However, because the Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in federal funds (i.e., monies credited to the account of the Portfolio Trust's custodian bank by a Federal Reserve Bank). The Portfolio Trust reserves the right to cease accepting investments in the Portfolio at any time or to reject any investment order.

                     REDEMPTION OF SECURITIES BEING OFFERED

An investor in the Portfolio may withdraw all or any portion of its investment at the net asset value next determined after receipt by the Portfolio or its agent, by the close of regular trading (normally 4:00 p.m. Eastern Time) on the NYSE or, as of such earlier times at which the Portfolio's net asset value is calculated on each Business Day, by a withdrawal request in proper form. The proceeds of a withdrawal will be paid by the Portfolio in federal funds normally on the Business Day the withdrawal is effected, but in any event within five Business Days following receipt of the request. The Portfolio reserves the right to pay redemptions in kind. Investments in the Portfolio may not be transferred.

The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on such exchange is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

                           DIVIDENDS AND DISTRIBUTIONS

The net income of the Portfolio shall consist of (i) all income accrued, less the amortization of any premium, on the assets of the Portfolio, less (ii) all actual and accrued expenses of the Portfolio determined in accordance with generally accepted accounting principles ("Net Income"). Interest income includes discount earned (including both original issue and market discount) on discount paper accrued ratably to the date of maturity and any net realized gains or losses on the assets of the Portfolio. All the Net Income of the Portfolio is allocated pro rata among the investors in the Portfolio. The Net Income is accrued daily and reflected in each investor's interest in the Portfolio.

         FREQUENT PURCHASES AND REDEMPTIONS OF SECURITIES BEING OFFERED

As stated in response to Item 4 under the section titled "Capital Structure," substantially all of the outstanding interests of the Portfolio are owned, as of the date of this Part A, by the Fund (the "Feeder Fund"). The Feeder Fund has established its own set of policies with respect to frequent purchases and redemptions of fund shares. Due to the unique nature of the Portfolio's master-feeder capital structure and the fact that shareholders are limited to Feeder Funds, the Portfolio will rely upon the policies established by the Feeder Fund to monitor and detect excessive trading and potential market timing activity. In the event there is a material change in the Portfolio's capital structure that would make it possible and necessary to impose limitations on trading activity and monitor for potential market timing activity, the Portfolio will implement its own set of policies and procedures regarding frequent purchases and redemptions of fund shares.

                                TAX CONSEQUENCES

Under the anticipated method of operation of the Portfolio, it is expected that the Portfolio will be treated for U.S. federal income tax purposes as disregarded from the Feeder Fund (or, in the event of an investment by another investor, as a non-publicly traded partnership) and will not be subject to any U.S. federal or state income tax. Absent additional investors, the Feeder Fund will take into account all of the Portfolio's items of income, gain, loss, deduction and credit in determining its income tax liability, if any. However, if there should be more than one investor in the Portfolio, the Feeder Fund and any other investor that is subject to U.S. federal income tax will take into account its share (as determined in accordance with the governing instrument of the Portfolio) of the Portfolio's items of income, gain, loss, deduction and credit in determining its income tax liability, if any. The determination of such share would be made in a manner that is intended to comply with the Internal Revenue Code of 1986, as amended (the "Code"), and applicable tax regulations.

It is intended that the Portfolio's assets, income and distributions will be managed in such a way that any investor in the Portfolio that is otherwise eligible to be treated as a regulated investment company should be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invests substantially all of its assets in the Portfolio.

ITEM 7.           DISTRIBUTION ARRANGEMENTS.

                     MULTIPLE CLASS AND MASTER-FEEDER FUNDS

The Portfolio Trust incorporates by reference information concerning the master feeder organizational structure from the "The Funds and Their Shares" section of the SAI.

Dated:  May 1, 2006


                   MELLON INSTITUTIONAL FUNDS MASTER PORTFOLIO
                     STANDISH MELLON FIXED INCOME PORTFOLIO

                                     PART B


ITEM 9.           COVER PAGE AND TABLE OF CONTENTS.

This Part B expands upon and supplements the information contained in Part A of Standish Mellon Fixed Income Portfolio (the "Portfolio"), a separate investment series of Mellon Institutional Funds Master Portfolio (the "Portfolio Trust"). This Part B should be read in conjunction with such Part A. The Portfolio Trust incorporates by reference the information included on the cover page of the statement of additional information, as amended, revised or supplemented from time to time (the "SAI") of Standish Mellon Fixed Income Fund (the "Fund"). NEITHER PART A NOR THIS PART B CONSTITUTES AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY BENEFICIAL INTERESTS IN THE STANDISH MELLON FIXED INCOME PORTFOLIO.

                                                                                          PAGE

Portfolio History...................................................................        B-1
Description of the Portfolio and Its Investments and Risks..........................        B-2
Management of the Portfolio.........................................................        B-2
Control Persons and Principal Holders of Securities.................................        B-3
Investment Advisory and Other Services..............................................        B-4
Portfolio Managers..................................................................        B-4
Brokerage Allocation and Other Practices............................................        B-4
Capital Stock and Other Securities..................................................        B-4
Purchase, Redemption and Pricing of Securities Being Offered........................        B-4
Taxation of the Portfolio...........................................................        B-5
Underwriters........................................................................        B-5
Calculation of Performance Data.....................................................        B-5
Financial Statements................................................................        B-5

ITEM 10.          PORTFOLIO HISTORY.

The Portfolio Trust is a no-load, open-end management investment company that was organized as a master trust fund under the laws of the State of New York on January 18, 1996.


                                     -B-1-

ITEM 11.          DESCRIPTION OF THE PORTFOLIO AND ITS INVESTMENTS AND RISKS.

Part A contains additional information about the investment objective and policies of the Portfolio. This Part B should be read only in conjunction with Part A. This section contains supplemental information concerning the types of securities and other instruments in which the Portfolio may invest, the investment policies and portfolio strategies that the Portfolio may utilize and certain risks attendant to those investments, policies and strategies.

The Portfolio Trust incorporates by reference the information concerning the Portfolio's investment objective, policies, restrictions and portfolio holdings disclosure from the following sections of the SAI: "Investment Objectives and Policies", "Investment Restrictions" and "Portfolio Holdings Disclosure."

ITEM 12.          MANAGEMENT OF THE PORTFOLIO.

                             MANAGEMENT INFORMATION

The officers of the Portfolio Trust are Messrs. Anderson and Sheppard and Mdmes. Hultgren, Kneeland, Lomasney, and McCann who hold the same office with the Portfolio Trust as with the Trust. The Portfolio Trust incorporates by reference the information concerning the management of the Portfolio and the Portfolio Trust from the "Management - Trustees and Officers of the Trust" section of the SAI.

                                    TRUSTEES

The Trustees of the Portfolio Trust are identical to the Trustees of the Mellon Institutional Funds Investment Trust (the "Trust"). The Trustees of the Trust are Messrs. Fleming, Friedman, Hewitt, Loring III, and Sheppard. The Portfolio Trust incorporates by reference the information concerning the management of the Portfolio and the Portfolio Trust from the "Management - Trustees and Officers of the Trust" section of the SAI.

                                  COMPENSATION

The Portfolio Trust pays no compensation to the Trustees of the Portfolio Trust that are affiliated with Standish Mellon Asset Management Company LLC, the investment adviser to the Portfolio (the "Adviser"), or to its affiliates or to the Portfolio Trust's officers. None of the Trustees or officers have engaged in any financial transactions with the Portfolio Trust or the Adviser during the fiscal year ended December 31, 2005, except that certain Trustees and officers who are directors and officers of the Adviser, may from time to time purchase additional shares of common stock of Mellon Financial Corporation, the publicly traded indirect parent company of the Adviser.

The following table sets forth all compensation paid to the Portfolio Trust's Trustees by the Portfolio during the Portfolio's fiscal year ended December 31, 2005:


                                     -B-2-

               Name of Trustee                    Aggregate            Pension or        Total Compensation from
               ---------------                  Compensation           Retirement           Portfolio and Other
                                                  from the          Benefits Accrued        Funds in Complex*
                                                  Portfolio            as Part of           -----------------
                                                  ---------            Portfolio's
                                                                        Expenses
                                                                        --------
 Samuel C. Fleming                                  $6,949                  0                    $49,625
 Benjamin M. Friedman                               $6,949                  0                    $49,625
 John H. Hewitt                                     $6,949                  0                    $49,625
 Caleb Loring, III                                  $8,062                  0                    $54,625
 Patrick J. Sheppard                                  $0                    0                       $0

--------------------

 * As of the date of this Part B there were 34 registered investment companies (or series thereof) in the fund complex, which are series of the Trust. In addition, there are nine series of the Portfolio Trust and The Mellon Optima L/S Strategy Fund, LLC. Total compensation is based on historical data for the year ended December 31, 2005.

                                 CODES OF ETHICS

The Trustees has approved a code of ethics under Rule 17j-1 under the Investment Company Act of 1940, as amended ("1940 Act")) which is applicable to officers, trustees/directors and designated employees of the Portfolio Trust and the Portfolio, and has also approved a code of ethics under Rule 17j-1 which is applicable to the officers, trustees/directors and designated employees of the Adviser, the principal underwriter and certain affiliates. The Portfolio Trust incorporates by reference the information concerning the codes of ethics from the "Code of Ethics" section of the SAI.

                              PROXY VOTING POLICIES

The Portfolio Trust has adopted the same proxy voting policies and procedures as the Trust. The Portfolio Trust incorporates by reference the information concerning proxy voting policies and procedures from the "Summary of Proxy Voting Policy and Procedures" section of the SAI.

ITEM 13.          CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

As of the date of this Part B, the Trustees and officers of the Portfolio Trust as a group beneficially owned (i.e., had voting and/or investment power) less than 1% of the then outstanding interests of the Portfolio. As of the date of this Part B, the Standish Mellon Fixed Income Fund (the "Fund") beneficially owned substantially all of the then outstanding interests of the Portfolio. Because the Fund owns all of the outstanding interests of the Portfolio, it would therefore be deemed to control the Portfolio. Accordingly, the Fund may be able to take actions with respect to the Trust (i.e., elect Trustees or approve an advisory agreement) without the approval of other investors in the Portfolio. The Fund is a separate diversified series of the

                                     -B-3-

Trust, an open-end investment company, located at One Boston Place, Boston, Massachusetts 02108.

Registered investment companies investing in the Portfolio have informed the Portfolio that whenever such an investor is requested to vote on matters pertaining to the fundamental policies of the Portfolio, the investment company will hold a meeting of shareholders and will cast its votes as instructed by the company's shareholders.

ITEM 14.          INVESTMENT ADVISORY AND OTHER SERVICES.

The Portfolio Trust incorporates by reference information concerning the Portfolio's and the Portfolio Trust's investment advisory and other services from the "Management" section of the SAI.

                                    CUSTODIAN

Mellon Bank, N.A., with its principal place of business at One Mellon Center, Pittsburgh, Pennsylvania 15258, serves as custodian of all cash and securities of the Portfolio. Mellon Bank is a wholly-owned subsidiary of Mellon Financial Corporation.

                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers LLP, 300 Madison Avenue, New York, New York 10017 serves as independent registered public accounting firm for the Portfolio Trust and will audit the Portfolio's financial statements annually.

ITEM 15.          PORTFOLIO MANAGERS.

The Portfolio Trust incorporates by reference information concerning the Portfolio's and the Portfolio Trust's portfolio managers from the "Additional Information About the Portfolio Managers" section of the SAI.

ITEM 16.          BROKERAGE ALLOCATION AND OTHER PRACTICES.

The Portfolio Trust incorporates by reference information concerning the Portfolio's and the Portfolio Trust's brokerage allocation and other practices from the "Portfolio Transactions" section of the SAI.

ITEM 17.          CAPITAL STOCK AND OTHER SECURITIES.

The Portfolio Trust incorporates by reference the "The Funds and Their Shares" section of the SAI.

ITEM 18.          PURCHASE, REDEMPTION, AND PRICING OF SECURITIES BEING OFFERED.

                                     -B-4-

Beneficial interests in the Portfolio are issued solely in transactions that are exempt from registration under the Securities Act of 1933, as amended (the "1933 Act"). See "Management, Organization and Capital Structure," "Shareholder Information - Purchase of Securities Being Offered" and "Shareholder Information
- Redemption of Securities Being Offered" in Part A.

The Portfolio Trust incorporates by reference information concerning the Portfolio's and the Portfolio Trust's pricing of interests from the "Determination of Net Asset Value" section of the SAI.

The Portfolio intends to pay redemption proceeds in cash for all interests redeemed but, under certain conditions, the Portfolio may make payment wholly or partly in portfolio securities. The Portfolio will select such securities in a manner it considers equitable, regardless of the composition of the Portfolio's portfolio at the time of the redemption in-kind. Portfolio securities paid upon withdrawal or reduction of an interest holder's investment in the Portfolio will be valued at their then current market value. The Portfolio Trust has elected to be governed by the provisions of Rule 18f-1 under the 1940 Act which limits the Portfolio's obligation to make cash redemption payments to any investor during any 90-day period to the lesser of $250,000 or 1% of the Portfolio's net asset value at the beginning of such period. An investor may incur brokerage costs in converting portfolio securities received upon redemption to cash. The Portfolio intends that it will not redeem an investor's interest in-kind except in circumstances in which the particular investor is permitted to redeem in-kind or in the event that the particular investor completely withdraws its interest in the Portfolio.

ITEM 19.          TAXATION OF THE PORTFOLIO.

The Portfolio Trust incorporates by reference information concerning the Portfolio's and the Portfolio Trust's tax status from "Taxation" in the SAI.

There are certain tax issues that will be relevant to only certain of the investors, such as investors who contribute assets rather than cash to the Portfolio. It is intended that such contributions of assets will not be taxable, provided certain requirements are met. Such investors are advised to consult their own tax advisors as to the tax consequences of an investment in the Portfolio.

ITEM 20.          UNDERWRITERS.

      Not applicable.

ITEM 21.          CALCULATION OF PERFORMANCE DATA.

      Not applicable.

ITEM 22.          FINANCIAL STATEMENTS.

The Portfolio's unaudited financial statements audited by PricewaterhouseCoopers LLP, the Portfolio's independent registered public accounting firm, contained in the Portfolio's Form N-CSR for the fiscal year ended December 31, 2005, which was filed with the SEC on March 10, 2006 (File no. 811-04813; accession numbers 0001145443-06-000712), are incorporated by reference into this Part B.


                                     -B-5-

                                EXPLANATORY NOTE

Throughout this Part A and Part B of Standish Mellon Global Fixed Income Portfolio (the "Portfolio"), a series of Mellon Institutional Funds Master Portfolio (the "Portfolio Trust"), specified information concerning the Portfolio and the Portfolio Trust is incorporated by reference from the most recently effective post-effective amendment to the registration statement on Form N-1A (File Nos. 33-08214 and 811-04813) of Mellon Institutional Funds Investment Trust (the "Trust") that relates to and includes the prospectus and statement of additional information of Standish Mellon Global Fixed Income Fund (the "Fund"). Further, to the extent that information concerning the Portfolio and/or the Portfolio Trust is so incorporated and the Trust files, pursuant to Rule 497 under the Securities Act of 1933, as amended (the "1933 Act"), a revised prospectus or statement of additional information of the Fund or a supplement to the Fund's prospectus or statement of additional information that amends such incorporated information, then the amended information contained in such Rule 497 filing is also incorporated herein by reference. The Fund's current prospectus and statement of additional information, as amended, revised or supplemented from time to time, are referred to herein collectively as the "Prospectus" and "SAI," respectively.

Dated:  May 1, 2006


                   MELLON INSTITUTIONAL FUNDS MASTER PORTFOLIO
                  STANDISH MELLON GLOBAL FIXED INCOME PORTFOLIO

                                     PART A

THIS PART A DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY BENEFICIAL INTERESTS IN STANDISH MELLON GLOBAL FIXED INCOME PORTFOLIO.

The Portfolio's Part B, of even date herewith, is incorporated by reference into this Part A.

Responses to Items 1, 2, 3, and 8 have been omitted pursuant to paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

ITEM 4. INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES, RELATED RISKS, AND DISCLOSURE OF PORTFOLIO HOLDINGS.

The Portfolio Trust incorporates by reference the information concerning the Portfolio's investment objective, policies and restrictions from the following sections of the Prospectus: "Risk/Return Summary," "The Fund's Investments and Related Risks," and "Fund Details." A description of the Portfolio's policies and procedures with respect to the disclosure of the Portfolio's portfolio securities is available in the "Portfolio Holdings Disclosure" section of the SAI and on the Fund's website at www.melloninstitutionalfunds.com.

ITEM 5.           MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE.

                                   MANAGEMENT

The Portfolio Trust incorporates by reference information concerning the Portfolio's and the Portfolio Trust's management from the "The Investment Adviser" section of the Prospectus.

Mellon Bank, N.A. (the "Portfolio Administrator"), with its principal place of business at One Mellon Center, Pittsburgh, Pennsylvania 15258, provides administration and accounting services to the Portfolio pursuant to a written custody, administration and accounting services agreement with the Portfolio Trust on behalf of the Portfolio. The Portfolio Administrator is a wholly-owned subsidiary of Mellon Financial Corporation, which is the indirect parent company of Standish Mellon Asset Management Company LLC, the Portfolio's investment adviser (the "Adviser"). The Portfolio Administrator provides the Portfolio Trust with office space for managing its affairs, and with certain clerical services and facilities. The Portfolio's custody, administration and accounting services agreement can be terminated by either party on not more than 60 days' written notice. The SAI provides additional information about the Portfolio Administrator's compensation, other accounts managed by the Portfolio Administrator, and the Portfolio Administrator's ownership of securities in the Portfolio.

                                  ORGANIZATION

The Portfolio Trust is a no-load, open-end management investment company that was organized as a master trust fund under the laws of the State of New York on January 18, 1996. Beneficial interests in the Portfolio Trust are divided into separate sub-trusts or series, each having distinct investment objectives and policies, one of which, the Portfolio, is described herein. Beneficial interests in the Portfolio are issued solely in transactions that are exempt from registration under the 1933 Act. Investments in the Portfolio Trust may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

                                CAPITAL STRUCTURE

Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in separate series of the Portfolio Trust. Each investor is entitled to a vote in proportion to the amount of its investment in the Portfolio. Investments in the Portfolio may not be transferred, but an investor may withdraw all or any portion of his investment at any time at net asset value. Investors in the Portfolio (e.g., investment companies, insurance company separate accounts and common and commingled trust funds) will not be liable for the obligations of the Portfolio although they will bear the risk of loss of their entire respective interests in the Portfolio. However, there is a risk that interest holders in the Portfolio may be held personally liable as partners for the Portfolio's obligations. Because the Portfolio Trust's Declaration of Trust disclaims interest holder liability and provides for indemnification against such liability, the risk of an investor in the Portfolio incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.

The Portfolio Trust reserves the right to create and issue any number of series, in which case investments in each series would participate equally in earnings and assets of the particular series.

Investments in the Portfolio have no preemptive or conversion rights and are fully paid and non-assessable, except as set forth above. The Portfolio Trust is not required and has no current intention to hold annual meetings of investors, but the Portfolio Trust will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Changes in fundamental policies will be submitted to investors for approval. Investors have under certain circumstances (e.g., upon application and submission of certain specified documents to the Trustees by a specified percentage of the aggregate value of the Portfolio Trust's outstanding interests) the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Trustees. Investors also have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified number of investors. Upon liquidation of a Portfolio, investors would be entitled to share pro rata in the net assets of the Portfolio available for distribution to investors.

As of the date of this Part A, the Fund beneficially owned substantially all of the then outstanding interests of the Portfolio. Because the Fund owns the significant majority of the outstanding interests of the Portfolio, it would therefore be deemed to control the Portfolio.

Inquiries concerning the Portfolio should be made by contacting the Portfolio at the Portfolio Trust's registered office in care of the Portfolio Administrator, One Boston Place, Boston Massachusetts 02108.

Please see Item 6 for a discussion of the Portfolio's dividend policy.

ITEM 7.           SHAREHOLDER INFORMATION.

                       PRICING OF SECURITIES BEING OFFERED

The Portfolio Trust incorporates by reference information concerning the calculation of the Portfolio's net asset value from "Investment and Account Information - Valuation of shares" in the Prospectus.

The net asset value of the Portfolio is computed in United States dollars each day on which the New York Stock Exchange ("NYSE") is open for trading ("Business Day") (and on such other days as are deemed necessary in order to comply with Rule 22c-1 under the Investment Company Act of 1940, as amended (the "1940 Act")). Currently, the NYSE is not open on weekends, New Year's Day, Martin Luther King, Jr. Day, Washington's Birthday, Good Friday,

Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. This determination is made as of the close of regular trading on the NYSE that is normally 4:00 p.m., Eastern Time (the "Valuation Time"). If the NYSE closes early, the Portfolio accelerates calculation of NAV and transaction deadlines to that time.

The Portfolio's portfolio securities are valued at the last sale prices, on the valuation date, on the exchange or national securities market on which they are primarily traded. Securities not listed on an exchange or national securities market, or securities for which there were no reported transactions, are valued at the last quoted bid price. Money market instruments with less than 60 days remaining to maturity when acquired by the Portfolio are valued on an amortized cost basis unless the Trustees determine that amortized cost does not represent fair value. If the Portfolio acquires a money market instrument with more than 60 days remaining to its maturity, it is valued at current market value until the 60th day prior to maturity and will then be valued at amortized cost based upon the value on such date unless the Trustees determine during such 60-day period that amortized cost does not represent fair value. Generally, trading in securities on foreign exchanges is substantially completed each day at various times prior to the close of regular trading on the NYSE. If a security's primary exchange is outside the United States, the value of such security used in computing the net asset value of the Portfolio's shares is determined as of such times. Foreign currency exchange rates are also generally determined prior to the close of regular trading on the NYSE. Occasionally, events which affect the values of foreign securities and currency exchange rates may occur between the times at which they are determined and the close of regular trading on the NYSE and will therefore not be reflected in the computation of the Portfolio's net asset value. If events materially affecting the value of such securities occur during such period, then these securities may be valued at their fair value as determined in accordance with procedures adopted in good faith by the Trustees of the Portfolio Trust. The Portfolio's portfolio securities are valued on the basis of market quotations and valuations provided by independent pricing services. If market quotations or prices provided by independent pricing services are not readily available or do not accurately reflect fair value, or the value of a security has been materially affected by events occurring after the close of a foreign market or exchange, the Portfolio may value its assets by a method the Trustees believe accurately reflect fair value. The use of fair value pricing by the Portfolio may cause the net asset value of each investor's beneficial interest in the Portfolio to differ from the net asset value that would be calculated only using market prices.

Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each Business Day. At each Valuation Time on each such Business Day, the value of each investor's beneficial interest in the Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, which represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or withdrawals, which are to be effected on that day, will then be effected. The investor's percentage of the aggregate beneficial interests in the Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of the Valuation Time, on such Business Day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Portfolio effected on such Business Day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of the Valuation

Time, on such Business Day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in the Portfolio as of the Valuation Time, on the following Business Day.

                      PURCHASE OF SECURITIES BEING OFFERED

Beneficial interests in the Portfolio are issued solely in transactions that are exempt from registration under the 1933 Act. See "Management, Organization and Capital Structure" above.

An investment in the Portfolio may be made without a sales load by certain eligible investors. All investments are made at the net asset value next determined after an order and payment for the investment is received by the Portfolio or its agent by the designated cutoff time for each accredited investor. There is no minimum initial or subsequent investment in the Portfolio. However, because the Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in federal funds (i.e., monies credited to the account of the Portfolio Trust's custodian bank by a Federal Reserve Bank). The Portfolio Trust reserves the right to cease accepting investments in the Portfolio at any time or to reject any investment order.

                     REDEMPTION OF SECURITIES BEING OFFERED

An investor in the Portfolio may withdraw all or any portion of its investment at the net asset value next determined after receipt by the Portfolio or its agent, by the close of regular trading (normally 4:00 p.m. Eastern Time) on the NYSE or, as of such earlier times at which the Portfolio's net asset value is calculated on each Business Day, by a withdrawal request in proper form. The proceeds of a withdrawal will be paid by the Portfolio in federal funds normally on the Business Day the withdrawal is effected, but in any event within five Business Days following receipt of the request. The Portfolio reserves the right to pay redemptions in kind. Investments in the Portfolio may not be transferred.

The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on such exchange is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

                           DIVIDENDS AND DISTRIBUTIONS

The net income of the Portfolio shall consist of (i) all income accrued, less the amortization of any premium, on the assets of the Portfolio, less (ii) all actual and accrued expenses of the Portfolio determined in accordance with generally accepted accounting principles ("Net Income"). Interest income includes discount earned (including both original issue and market discount) on discount paper accrued ratably to the date of maturity and any net realized gains or losses on the assets of the Portfolio. All the Net Income of the Portfolio is allocated pro rata among the investors in the Portfolio. The Net Income is accrued daily and reflected in each investor's interest in the Portfolio.

         FREQUENT PURCHASES AND REDEMPTIONS OF SECURITIES BEING OFFERED

As stated in response to Item 4 under the section titled "Capital Structure," substantially all of the outstanding interests of the Portfolio are owned, as of the date of this Part A, by the Fund (the "Feeder Fund"). The Feeder Fund has established its own set of policies with respect to frequent purchases and redemptions of fund shares. Due to the unique nature of the Portfolio's master-feeder capital structure and the fact that shareholders are limited to Feeder Funds, the Portfolio will rely upon the policies established by the Feeder Fund to monitor and detect excessive trading and potential market timing activity. In the event there is a material change in the Portfolio's capital structure that would make it possible and necessary to impose limitations on trading activity and monitor for potential market timing activity, the Portfolio will implement its own set of policies and procedures regarding frequent purchases and redemptions of fund shares.

                                TAX CONSEQUENCES

Under the anticipated method of operation of the Portfolio, it is expected that the Portfolio will be treated for U.S. federal income tax purposes as disregarded from the Feeder Fund (or, in the event of an investment by another investor, as a non-publicly traded partnership) and will not be subject to any U.S. federal or state income tax. Absent additional investors, the Feeder Fund will take into account all of the Portfolio's items of income, gain, loss, deduction and credit in determining its income tax liability, if any. However, if there should be more than one investor in the Portfolio, the Feeder Fund and any other investor that is subject to U.S. federal income tax will take into account its share (as determined in accordance with the governing instrument of the Portfolio) of the Portfolio's items of income, gain, loss, deduction and credit in determining its income tax liability, if any. The determination of such share would be made in a manner that is intended to comply with the Internal Revenue Code of 1986, as amended (the "Code"), and applicable tax regulations.

It is intended that the Portfolio's assets, income and distributions will be managed in such a way that any investor in the Portfolio that is otherwise eligible to be treated as a regulated investment company should be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invests substantially all of its assets in the Portfolio.

ITEM 7.           DISTRIBUTION ARRANGEMENTS.

                     MULTIPLE CLASS AND MASTER-FEEDER FUNDS

The Portfolio Trust incorporates by reference information concerning the master feeder organizational structure from the "The Funds and Their Shares" section of the SAI.

Dated:  May 1, 2006


                   MELLON INSTITUTIONAL FUNDS MASTER PORTFOLIO
                  STANDISH MELLON GLOBAL FIXED INCOME PORTFOLIO

                                     PART B


ITEM 10.          COVER PAGE AND TABLE OF CONTENTS.

This Part B expands upon and supplements the information contained in Part A of Standish Mellon Global Fixed Income Portfolio (the "Portfolio"), a separate investment series of Mellon Institutional Funds Master Portfolio (the "Portfolio Trust"). This Part B should be read in conjunction with such Part A. The Portfolio Trust incorporates by reference the information included on the cover page of the statement of additional information, as amended, revised or supplemented from time to time (the "SAI") of Standish Mellon Global Fixed Income Fund (the "Fund"). NEITHER PART A NOR THIS PART B CONSTITUTES AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY BENEFICIAL INTERESTS IN THE STANDISH MELLON GLOBAL FIXED INCOME PORTFOLIO.

                                                                                          PAGE

Portfolio History...................................................................        B-1
Description of the Portfolio and Its Investments and Risks..........................        B-2
Management of the Portfolio.........................................................        B-2
Control Persons and Principal Holders of Securities.................................        B-3
Investment Advisory and Other Services..............................................        B-4
Portfolio Managers..................................................................        B-4
Brokerage Allocation and Other Practices............................................        B-4
Capital Stock and Other Securities..................................................        B-4
Purchase, Redemption and Pricing of Securities Being Offered........................        B-4
Taxation of the Portfolio...........................................................        B-5
Underwriters........................................................................        B-5
Calculation of Performance Data.....................................................        B-5
Financial Statements................................................................        B-5

ITEM 10.          PORTFOLIO HISTORY.

The Portfolio Trust is a no-load, open-end management investment company that was organized as a master trust fund under the laws of the State of New York on January 18, 1996.

                                     -B-1-

ITEM 11.          DESCRIPTION OF THE PORTFOLIO AND ITS INVESTMENTS AND RISKS.

Part A contains additional information about the investment objective and policies of the Portfolio. This Part B should be read only in conjunction with Part A. This section contains supplemental information concerning the types of securities and other instruments in which the Portfolio may invest, the investment policies and portfolio strategies that the Portfolio may utilize and certain risks attendant to those investments, policies and strategies.

The Portfolio Trust incorporates by reference the information concerning the Portfolio's investment objective, policies, restrictions and portfolio holdings disclosure from the following sections of the SAI: "Investment Objectives and Policies", "Investment Restrictions" and "Portfolio Holdings Disclosure."

ITEM 12.          MANAGEMENT OF THE PORTFOLIO.

                             MANAGEMENT INFORMATION

The officers of the Portfolio Trust are Messrs. Anderson and Sheppard and Mdmes. Hultgren, Kneeland, Lomasney, and McCann who hold the same office with the Portfolio Trust as with the Trust. The Portfolio Trust incorporates by reference the information concerning the management of the Portfolio and the Portfolio Trust from the "Management - Trustees and Officers of the Trust" section of the SAI.

                                    TRUSTEES

The Trustees of the Portfolio Trust are identical to the Trustees of the Mellon Institutional Funds Investment Trust (the "Trust"). The Trustees of the Trust are Messrs. Fleming, Friedman, Hewitt, Loring III, and Sheppard. The Portfolio Trust incorporates by reference the information concerning the management of the Portfolio and the Portfolio Trust from the "Management - Trustees and Officers of the Trust" section of the SAI.

                                  COMPENSATION

The Portfolio Trust pays no compensation to the Trustees of the Portfolio Trust that are affiliated with Standish Mellon Asset Management Company LLC, the investment adviser to the Portfolio (the "Adviser"), or to its affiliates or to the Portfolio Trust's officers. None of the Trustees or officers have engaged in any financial transactions with the Portfolio Trust or the Adviser during the fiscal year ended December 31, 2005, except that certain Trustees and officers who are directors and officers of the Adviser, may from time to time purchase additional shares of common stock of Mellon Financial Corporation, the publicly traded indirect parent company of the Adviser.

The following table sets forth all compensation paid to the Portfolio Trust's Trustees by the Portfolio during the Portfolio's fiscal year ended December 31, 2005:


                                     -B-2-

               Name of Trustee                    Aggregate            Pension or        Total Compensation from
               ---------------                  Compensation           Retirement           Portfolio and Other
                                                  from the           Benefits Accrued       Funds in Complex*
                                                  Portfolio             as Part of          -----------------
                                                  ---------             Portfolio's
                                                                         Expenses
                                                                         --------
 Samuel C. Fleming                                  $1,692                  0                    $49,625
 Benjamin M. Friedman                               $1,692                  0                    $49,625
 John H. Hewitt                                     $1,692                  0                    $49,625
 Caleb Loring, III                                  $1,865                  0                    $54,625
 Patrick J. Sheppard                                  $0                    0                       $0

--------------------

 * As of the date of this Part B there were 34 registered investment companies (or series thereof) in the fund complex, which are series of the Trust. In addition, there are nine series of the Portfolio Trust and The Mellon Optima L/S Strategy Fund, LLC. Total compensation is based on historical data for the year ended December 31, 2005.

                                 CODES OF ETHICS

The Trustees has approved a code of ethics under Rule 17j-1 under the Investment Company Act of 1940, as amended ("1940 Act")) which is applicable to officers, trustees/directors and designated employees of the Portfolio Trust and the Portfolio, and has also approved a code of ethics under Rule 17j-1 which is applicable to the officers, trustees/directors and designated employees of the Adviser, the principal underwriter and certain affiliates. The Portfolio Trust incorporates by reference the information concerning the codes of ethics from the "Code of Ethics" section of the SAI.

                              PROXY VOTING POLICIES

The Portfolio Trust has adopted the same proxy voting policies and procedures as the Trust. The Portfolio Trust incorporates by reference the information concerning proxy voting policies and procedures from the "Summary of Proxy Voting Policy and Procedures" section of the SAI.

ITEM 13. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

As of the date of this Part B, the Trustees and officers of the Portfolio Trust as a group beneficially owned (i.e., had voting and/or investment power) less than 1% of the then outstanding interests of the Portfolio. As of the date of this Part B, the Standish Mellon Global Fixed Income Fund (the "Fund") beneficially owned substantially all of the then outstanding interests of the Portfolio. Because the Fund owns all of the outstanding interests of the Portfolio, it would therefore be deemed to control the Portfolio. Accordingly, the Fund may be able to take actions with respect to the Trust (i.e., elect Trustees or approve an advisory agreement) without the approval of other investors in the Portfolio. The Fund is a separate diversified series of the

                                     -B-3-

Trust, an open-end investment company, located at One Boston Place, Boston, Massachusetts 02108.

Registered investment companies investing in the Portfolio have informed the Portfolio that whenever such an investor is requested to vote on matters pertaining to the fundamental policies of the Portfolio, the investment company will hold a meeting of shareholders and will cast its votes as instructed by the company's shareholders.

ITEM 14.          INVESTMENT ADVISORY AND OTHER SERVICES.

The Portfolio Trust incorporates by reference information concerning the Portfolio's and the Portfolio Trust's investment advisory and other services from the "Management" section of the SAI.

                                    CUSTODIAN

Mellon Bank, N.A., with its principal place of business at One Mellon Center, Pittsburgh, Pennsylvania 15258, serves as custodian of all cash and securities of the Portfolio. Mellon Bank is a wholly-owned subsidiary of Mellon Financial Corporation.

                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers LLP, 300 Madison Avenue, New York, New York 10017 serves as independent registered public accounting firm for the Portfolio Trust and will audit the Portfolio's financial statements annually.

ITEM 15.          PORTFOLIO MANAGERS.

The Portfolio Trust incorporates by reference information concerning the Portfolio's and the Portfolio Trust's portfolio managers from the "Additional Information About the Portfolio Managers" section of the SAI.

ITEM 16.          BROKERAGE ALLOCATION AND OTHER PRACTICES.

The Portfolio Trust incorporates by reference information concerning the Portfolio's and the Portfolio Trust's brokerage allocation and other practices from the "Portfolio Transactions" section of the SAI.

ITEM 17.          CAPITAL STOCK AND OTHER SECURITIES.

The Portfolio Trust incorporates by reference the "The Funds and Their Shares" section of the SAI.

ITEM 18.          PURCHASE, REDEMPTION, AND PRICING OF SECURITIES BEING OFFERED.


                                     -B-4-

Beneficial interests in the Portfolio are issued solely in transactions that are exempt from registration under the Securities Act of 1933, as amended (the "1933 Act"). See "Management, Organization and Capital Structure," "Shareholder Information - Purchase of Securities Being Offered" and "Shareholder Information
- Redemption of Securities Being Offered" in Part A.

The Portfolio Trust incorporates by reference information concerning the Portfolio's and the Portfolio Trust's pricing of interests from the "Determination of Net Asset Value" section of the SAI.

The Portfolio intends to pay redemption proceeds in cash for all interests redeemed but, under certain conditions, the Portfolio may make payment wholly or partly in portfolio securities. The Portfolio will select such securities in a manner it considers equitable, regardless of the composition of the Portfolio's portfolio at the time of the redemption in-kind. Portfolio securities paid upon withdrawal or reduction of an interest holder's investment in the Portfolio will be valued at their then current market value. The Portfolio Trust has elected to be governed by the provisions of Rule 18f-1 under the 1940 Act which limits the Portfolio's obligation to make cash redemption payments to any investor during any 90-day period to the lesser of $250,000 or 1% of the Portfolio's net asset value at the beginning of such period. An investor may incur brokerage costs in converting portfolio securities received upon redemption to cash. The Portfolio intends that it will not redeem an investor's interest in-kind except in circumstances in which the particular investor is permitted to redeem in-kind or in the event that the particular investor completely withdraws its interest in the Portfolio.

ITEM 19.          TAXATION OF THE PORTFOLIO.

The Portfolio Trust incorporates by reference information concerning the Portfolio's and the Portfolio Trust's tax status from "Taxation" in the SAI.

There are certain tax issues that will be relevant to only certain of the investors, such as investors who contribute assets rather than cash to the Portfolio. It is intended that such contributions of assets will not be taxable, provided certain requirements are met. Such investors are advised to consult their own tax advisors as to the tax consequences of an investment in the Portfolio.

ITEM 20.          UNDERWRITERS.

      Not applicable.

ITEM 21.          CALCULATION OF PERFORMANCE DATA.

      Not applicable.

ITEM 22.          FINANCIAL STATEMENTS.

The Portfolio's unaudited financial statements audited by PricewaterhouseCoopers LLP, the Portfolio's independent registered public accounting firm, contained in the Portfolio's Form N-CSR for the fiscal year ended December 31, 2005, which was filed with the SEC on March 10, 2006 (File no. 811-04813; accession numbers 0001145443-06-000712), are incorporated by reference into this Part B.

                                     -B-5-

                                EXPLANATORY NOTE

Throughout this Part A and Part B of Standish Mellon High Yield Bond Portfolio (the "Portfolio"), a series of Mellon Institutional Funds Master Portfolio (the "Portfolio Trust"), specified information concerning the Portfolio and the Portfolio Trust is incorporated by reference from the most recently effective post-effective amendment to the registration statement on Form N-1A (File Nos. 33-08214 and 811-04813) of Mellon Institutional Funds Investment Trust (the "Trust") that relates to and includes the prospectus and statement of additional information of Standish Mellon High Yield Bond Fund (the "Fund"). Further, to the extent that information concerning the Portfolio and/or the Portfolio Trust is so incorporated and the Trust files, pursuant to Rule 497 under the Securities Act of 1933, as amended (the "1933 Act"), a revised prospectus or statement of additional information of the Fund or a supplement to the Fund's prospectus or statement of additional information that amends such incorporated information, then the amended information contained in such Rule 497 filing is also incorporated herein by reference. The Fund's current prospectus and statement of additional information, as amended, revised or supplemented from time to time, are referred to herein collectively as the "Prospectus" and "SAI," respectively.

Dated:  May 1, 2006


                   MELLON INSTITUTIONAL FUNDS MASTER PORTFOLIO
                    STANDISH MELLON HIGH YIELD BOND PORTFOLIO

                                     PART A

THIS PART A DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY BENEFICIAL INTERESTS IN STANDISH MELLON HIGH YIELD BOND PORTFOLIO.

The Portfolio's Part B, of even date herewith, is incorporated by reference into this Part A.

Responses to Items 1, 2, 3, and 8 have been omitted pursuant to paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

ITEM 4. INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES, RELATED RISKS, AND DISCLOSURE OF PORTFOLIO HOLDINGS.

The Portfolio Trust incorporates by reference the information concerning the Portfolio's investment objective, policies and restrictions from the following sections of the Prospectus: "Risk/Return Summary," "The Fund's Investments and Related Risks," and "Fund Details." A description of the Portfolio's policies and procedures with respect to the disclosure of the Portfolio's portfolio securities is available in the "Portfolio Holdings Disclosure" section of the SAI and on the Fund's website at www.melloninstitutionalfunds.com.

ITEM 5.           MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE.

                                   MANAGEMENT

The Portfolio Trust incorporates by reference information concerning the Portfolio's and the Portfolio Trust's management from the "The Investment Adviser" section of the Prospectus.

Mellon Bank, N.A. (the "Portfolio Administrator"), with its principal place of business at One Mellon Center, Pittsburgh, Pennsylvania 15258, provides administration and accounting services to the Portfolio pursuant to a written custody, administration and accounting services agreement with the Portfolio Trust on behalf of the Portfolio. The Portfolio Administrator is a wholly-owned subsidiary of Mellon Financial Corporation, which is the indirect parent company of Standish Mellon Asset Management Company LLC, the Portfolio's investment adviser (the "Adviser"). The Portfolio Administrator provides the Portfolio Trust with office space for managing its affairs, and with certain clerical services and facilities. The Portfolio's custody, administration and accounting services agreement can be terminated by either party on not more than 60 days' written notice. The SAI provides additional information about the Portfolio Administrator's compensation, other accounts managed by the Portfolio Administrator, and the Portfolio Administrator's ownership of securities in the Portfolio.

                                  ORGANIZATION

The Portfolio Trust is a no-load, open-end management investment company that was organized as a master trust fund under the laws of the State of New York on January 18, 1996. Beneficial interests in the Portfolio Trust are divided into separate sub-trusts or series, each having distinct investment objectives and policies, one of which, the Portfolio, is described herein. Beneficial interests in the Portfolio are issued solely in transactions that are exempt from registration under the 1933 Act. Investments in the Portfolio Trust may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

                                CAPITAL STRUCTURE

Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in separate series of the Portfolio Trust. Each investor is entitled to a vote in proportion to the amount of its investment in the Portfolio. Investments in the Portfolio may not be transferred, but an investor may withdraw all or any portion of his investment at any time at net asset value. Investors in the Portfolio (e.g., investment companies, insurance company separate accounts and common and commingled trust funds) will not be liable for the obligations of the Portfolio although they will bear the risk of loss of their entire respective interests in the Portfolio. However, there is a risk that interest holders in the Portfolio may be held personally liable as partners for the Portfolio's obligations. Because the Portfolio Trust's Declaration of Trust disclaims interest holder liability and provides for indemnification against such liability, the risk of an investor in the Portfolio incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.

The Portfolio Trust reserves the right to create and issue any number of series, in which case investments in each series would participate equally in earnings and assets of the particular series.

Investments in the Portfolio have no preemptive or conversion rights and are fully paid and non-assessable, except as set forth above. The Portfolio Trust is not required and has no current intention to hold annual meetings of investors, but the Portfolio Trust will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Changes in fundamental policies will be submitted to investors for approval. Investors have under certain circumstances (e.g., upon application and submission of certain specified documents to the Trustees by a specified percentage of the aggregate value of the Portfolio Trust's outstanding interests) the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Trustees. Investors also have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified number of investors. Upon liquidation of a Portfolio, investors would be entitled to share pro rata in the net assets of the Portfolio available for distribution to investors.

As of the date of this Part A, the Fund beneficially owned substantially all of the then outstanding interests of the Portfolio. Because the Fund owns the significant majority of the outstanding interests of the Portfolio, it would therefore be deemed to control the Portfolio.

Inquiries concerning the Portfolio should be made by contacting the Portfolio at the Portfolio Trust's registered office in care of the Portfolio Administrator, One Boston Place, Boston Massachusetts 02108.

Please see Item 6 for a discussion of the Portfolio's dividend policy.

ITEM 6.           SHAREHOLDER INFORMATION.

                       PRICING OF SECURITIES BEING OFFERED

The Portfolio Trust incorporates by reference information concerning the calculation of the Portfolio's net asset value from "Investment and Account Information - Valuation of shares" in the Prospectus.

The net asset value of the Portfolio is computed in United States dollars each day on which the New York Stock Exchange ("NYSE") is open for trading ("Business Day") (and on such other days as are deemed necessary in order to comply with Rule 22c-1 under the Investment Company Act of 1940, as amended (the "1940 Act")). Currently, the NYSE is not open on weekends, New Year's Day, Martin Luther King, Jr. Day, Washington's Birthday, Good Friday,

Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. This determination is made as of the close of regular trading on the NYSE that is normally 4:00 p.m., Eastern Time (the "Valuation Time"). If the NYSE closes early, the Portfolio accelerates calculation of NAV and transaction deadlines to that time.

The Portfolio's portfolio securities are valued at the last sale prices, on the valuation date, on the exchange or national securities market on which they are primarily traded. Securities not listed on an exchange or national securities market, or securities for which there were no reported transactions, are valued at the last quoted bid price. Money market instruments with less than 60 days remaining to maturity when acquired by the Portfolio are valued on an amortized cost basis unless the Trustees determine that amortized cost does not represent fair value. If the Portfolio acquires a money market instrument with more than 60 days remaining to its maturity, it is valued at current market value until the 60th day prior to maturity and will then be valued at amortized cost based upon the value on such date unless the Trustees determine during such 60-day period that amortized cost does not represent fair value. The Portfolio's portfolio securities are valued on the basis of market quotations and valuations provided by independent pricing services. If market quotations or prices provided by independent pricing services are not readily available or do not accurately reflect fair value, or the value of a security has been materially affected by events occurring after the close of a foreign market or exchange, the Portfolio may value its assets by a method the Trustees believe accurately reflect fair value. The use of fair value pricing by the Portfolio may cause the net asset value of each investor's beneficial interest in the Portfolio to differ from the net asset value that would be calculated only using market prices.

Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each Business Day. At each Valuation Time on each such Business Day, the value of each investor's beneficial interest in the Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, which represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or withdrawals, which are to be effected on that day, will then be effected. The investor's percentage of the aggregate beneficial interests in the Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of the Valuation Time, on such Business Day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Portfolio effected on such Business Day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of the Valuation Time, on such Business Day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in the Portfolio as of the Valuation Time, on the following Business Day.

                      PURCHASE OF SECURITIES BEING OFFERED

Beneficial interests in the Portfolio are issued solely in transactions that are exempt from registration under the 1933 Act. See "Management, Organization and Capital Structure" above.

An investment in the Portfolio may be made without a sales load by certain eligible investors. All investments are made at the net asset value next determined after an order and payment for the investment is received by the Portfolio or its agent by the designated cutoff time for each accredited investor. There is no minimum initial or subsequent investment in the Portfolio. However, because the Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in federal funds (i.e., monies credited to the account of the Portfolio Trust's custodian bank by a Federal Reserve Bank). The Portfolio Trust reserves the right to cease accepting investments in the Portfolio at any time or to reject any investment order.

                     REDEMPTION OF SECURITIES BEING OFFERED

An investor in the Portfolio may withdraw all or any portion of its investment at the net asset value next determined after receipt by the Portfolio or its agent, by the close of regular trading (normally 4:00 p.m. Eastern Time) on the NYSE or, as of such earlier times at which the Portfolio's net asset value is calculated on each Business Day, by a withdrawal request in proper form. The proceeds of a withdrawal will be paid by the Portfolio in federal funds normally on the Business Day the withdrawal is effected, but in any event within five Business Days following receipt of the request. The Portfolio reserves the right to pay redemptions in kind. Investments in the Portfolio may not be transferred.

The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on such exchange is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

                           DIVIDENDS AND DISTRIBUTIONS

The net income of the Portfolio shall consist of (i) all income accrued, less the amortization of any premium, on the assets of the Portfolio, less (ii) all actual and accrued expenses of the Portfolio determined in accordance with generally accepted accounting principles ("Net Income"). Interest income includes discount earned (including both original issue and market discount) on discount paper accrued ratably to the date of maturity and any net realized gains or losses on the assets of the Portfolio. All the Net Income of the Portfolio is allocated pro rata among the investors in the Portfolio. The Net Income is accrued daily and reflected in each investor's interest in the Portfolio.

         FREQUENT PURCHASES AND REDEMPTIONS OF SECURITIES BEING OFFERED

As stated in response to Item 4 under the section titled "Capital Structure," substantially all of the outstanding interests of the Portfolio are owned, as of the date of this Part A, by the Fund (the "Feeder Fund"). The Feeder Fund has established its own set of policies with respect to frequent purchases and redemptions of fund shares. Due to the unique nature of the Portfolio's master-feeder capital structure and the fact that shareholders are limited to Feeder Funds, the Portfolio will rely upon the policies established by the Feeder Fund to monitor and detect excessive trading and potential market timing activity. In the event there is a material change in the Portfolio's capital structure that would make it possible and necessary to impose limitations on trading activity and monitor for potential market timing activity, the Portfolio will implement its own set of policies and procedures regarding frequent purchases and redemptions of fund shares.

                                TAX CONSEQUENCES

Under the anticipated method of operation of the Portfolio, it is expected that the Portfolio will be treated for U.S. federal income tax purposes as disregarded from the Feeder Fund (or, in the event of an investment by another investor, as a non-publicly traded partnership) and will not be subject to any U.S. federal or state income tax. Absent additional investors, the Feeder Fund will take into account all of the Portfolio's items of income, gain, loss, deduction and credit in determining its income tax liability, if any. However, if there should be more than one investor in the Portfolio, the Feeder Fund and any other investor that is subject to U.S. federal income tax will take into account its share (as determined in accordance with the governing instrument of the Portfolio) of the Portfolio's items of income, gain, loss, deduction and credit in determining its income tax liability, if any. The determination of such share would be made in a manner that is intended to comply with the Internal Revenue Code of 1986, as amended (the "Code"), and applicable tax regulations.

It is intended that the Portfolio's assets, income and distributions will be managed in such a way that any investor in the Portfolio that is otherwise eligible to be treated as a regulated investment company should be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invests substantially all of its assets in the Portfolio.

ITEM 7.           DISTRIBUTION ARRANGEMENTS.

                     MULTIPLE CLASS AND MASTER-FEEDER FUNDS

The Portfolio Trust incorporates by reference information concerning the master feeder organizational structure from the "The Funds and Their Shares" section of the SAI.

Dated:  May 1, 2006


                   MELLON INSTITUTIONAL FUNDS MASTER PORTFOLIO
                    STANDISH MELLON HIGH YIELD BOND PORTFOLIO

                                     PART B


ITEM 9.           COVER PAGE AND TABLE OF CONTENTS.

This Part B expands upon and supplements the information contained in Part A of Standish Mellon High Yield Bond Portfolio (the "Portfolio"), a separate investment series of Mellon Institutional Funds Master Portfolio (the "Portfolio Trust"). This Part B should be read in conjunction with such Part A. The Portfolio Trust incorporates by reference the information included on the cover page of the statement of additional information, as amended, revised or supplemented from time to time (the "SAI") of Standish Mellon High Yield Bond Fund (the "Fund"). NEITHER PART A NOR THIS PART B CONSTITUTES AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY BENEFICIAL INTERESTS IN THE STANDISH MELLON HIGH YIELD BOND PORTFOLIO.

                                                                                          PAGE

Portfolio History...................................................................        B-1
Description of the Portfolio and Its Investments and Risks..........................        B-2
Management of the Portfolio.........................................................        B-2
Control Persons and Principal Holders of Securities.................................        B-3
Investment Advisory and Other Services..............................................        B-4
Portfolio Managers..................................................................        B-4
Brokerage Allocation and Other Practices............................................        B-4
Capital Stock and Other Securities..................................................        B-4
Purchase, Redemption and Pricing of Securities Being Offered........................        B-4
Taxation of the Portfolio...........................................................        B-5
Underwriters........................................................................        B-5
Calculation of Performance Data.....................................................        B-5
Financial Statements................................................................        B-5

ITEM 10.          PORTFOLIO HISTORY.

The Portfolio Trust is a no-load, open-end management investment company that was organized as a master trust fund under the laws of the State of New York on January 18, 1996.

                                      -B-1

ITEM 11.          DESCRIPTION OF THE PORTFOLIO AND ITS INVESTMENTS AND RISKS.

Part A contains additional information about the investment objective and policies of the Portfolio. This Part B should be read only in conjunction with Part A. This section contains supplemental information concerning the types of securities and other instruments in which the Portfolio may invest, the investment policies and portfolio strategies that the Portfolio may utilize and certain risks attendant to those investments, policies and strategies.

The Portfolio Trust incorporates by reference the information concerning the Portfolio's investment objective, policies, restrictions and portfolio holdings disclosure from the following sections of the SAI: "Investment Objectives and Policies", "Investment Restrictions" and "Portfolio Holdings Disclosure."

ITEM 12.          MANAGEMENT OF THE PORTFOLIO.

                             MANAGEMENT INFORMATION

The officers of the Portfolio Trust are Messrs. Anderson and Sheppard and Mdmes. Hultgren, Kneeland, Lomasney, and McCann who hold the same office with the Portfolio Trust as with the Trust. The Portfolio Trust incorporates by reference the information concerning the management of the Portfolio and the Portfolio Trust from the "Management - Trustees and Officers of the Trust" section of the SAI.

                                    TRUSTEES

The Trustees of the Portfolio Trust are identical to the Trustees of the Mellon Institutional Funds Investment Trust (the "Trust"). The Trustees of the Trust are Messrs. Fleming, Friedman, Hewitt, Loring III, and Sheppard. The Portfolio Trust incorporates by reference the information concerning the management of the Portfolio and the Portfolio Trust from the "Management - Trustees and Officers of the Trust" section of the SAI.

                                  COMPENSATION

The Portfolio Trust pays no compensation to the Trustees of the Portfolio Trust that are affiliated with Standish Mellon Asset Management Company LLC, the investment adviser to the Portfolio (the "Adviser"), or to its affiliates or to the Portfolio Trust's officers. None of the Trustees or officers have engaged in any financial transactions with the Portfolio Trust or the Adviser during the fiscal year ended December 31, 2005, except that certain Trustees and officers who are directors and officers of the Adviser, may from time to time purchase additional shares of common stock of Mellon Financial Corporation, the publicly traded indirect parent company of the Adviser.

The following table sets forth all compensation paid to the Portfolio Trust's Trustees by the Portfolio during the Portfolio's fiscal year ended December 31, 2005:


                                     -B-2-

               Name of Trustee                    Aggregate            Pension or        Total Compensation from
               ---------------                  Compensation           Retirement           Portfolio and Other
                                                  from the           Benefits Accrued       Funds in Complex*
                                                  Portfolio             as Part of          -----------------
                                                  ---------             Portfolio's
                                                                         Expenses
                                                                         --------
 Samuel C. Fleming                                  $1,348                  0                    $49,625
 Benjamin M. Friedman                               $1,348                  0                    $49,625
 John H. Hewitt                                     $1,348                  0                    $49,625
 Caleb Loring, III                                  $1,457                  0                    $54,625
 Patrick J. Sheppard                                  $0                    0                       $0

--------------------

 * As of the date of this Part B there were 34 registered investment companies (or series thereof) in the fund complex, which are series of the Trust. In addition, there are nine series of the Portfolio Trust and The Mellon Optima L/S Strategy Fund, LLC. Total compensation is based on historical data for the year ended December 31, 2005.

                                 CODES OF ETHICS

The Trustees has approved a code of ethics under Rule 17j-1 under the Investment Company Act of 1940, as amended ("1940 Act")) which is applicable to officers, trustees/directors and designated employees of the Portfolio Trust and the Portfolio, and has also approved a code of ethics under Rule 17j-1 which is applicable to the officers, trustees/directors and designated employees of the Adviser, the principal underwriter and certain affiliates. The Portfolio Trust incorporates by reference the information concerning the codes of ethics from the "Code of Ethics" section of the SAI.

                              PROXY VOTING POLICIES

The Portfolio Trust has adopted the same proxy voting policies and procedures as the Trust. The Portfolio Trust incorporates by reference the information concerning proxy voting policies and procedures from the "Summary of Proxy Voting Policy and Procedures" section of the SAI.

ITEM 13.          CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

As of the date of this Part B, the Trustees and officers of the Portfolio Trust as a group beneficially owned (i.e., had voting and/or investment power) less than 1% of the then outstanding interests of the Portfolio. As of the date of this Part B, the Standish Mellon High Yield Bond Fund (the "Fund") beneficially owned substantially all of the then outstanding interests of the Portfolio. Because the Fund owns all of the outstanding interests of the Portfolio, it would therefore be deemed to control the Portfolio. Accordingly, the Fund may be able to take actions with respect to the Trust (i.e., elect Trustees or approve an advisory agreement) without the approval of other investors in the Portfolio. The Fund is a separate diversified series of the


                                     -B-3-

Trust, an open-end investment company, located at One Boston Place, Boston, Massachusetts 02108.

Registered investment companies investing in the Portfolio have informed the Portfolio that whenever such an investor is requested to vote on matters pertaining to the fundamental policies of the Portfolio, the investment company will hold a meeting of shareholders and will cast its votes as instructed by the company's shareholders.

ITEM 14.          INVESTMENT ADVISORY AND OTHER SERVICES.

The Portfolio Trust incorporates by reference information concerning the Portfolio's and the Portfolio Trust's investment advisory and other services from the "Management" section of the SAI.

                                    CUSTODIAN

Mellon Bank, N.A., with its principal place of business at One Mellon Center, Pittsburgh, Pennsylvania 15258, serves as custodian of all cash and securities of the Portfolio. Mellon Bank is a wholly-owned subsidiary of Mellon Financial Corporation.

                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers LLP, 300 Madison Avenue, New York, New York 10017 serves as independent registered public accounting firm for the Portfolio Trust and will audit the Portfolio's financial statements annually.

ITEM 15.          PORTFOLIO MANAGERS.

The Portfolio Trust incorporates by reference information concerning the Portfolio's and the Portfolio Trust's portfolio managers from the "Additional Information About the Portfolio Managers" section of the SAI.

ITEM 16.          BROKERAGE ALLOCATION AND OTHER PRACTICES.

The Portfolio Trust incorporates by reference information concerning the Portfolio's and the Portfolio Trust's brokerage allocation and other practices from the "Portfolio Transactions" section of the SAI.

ITEM 17.          CAPITAL STOCK AND OTHER SECURITIES.

The Portfolio Trust incorporates by reference the "The Funds and Their Shares" section of the SAI.

ITEM 18.          PURCHASE, REDEMPTION, AND PRICING OF SECURITIES BEING OFFERED.

                                     -B-4-

Beneficial interests in the Portfolio are issued solely in transactions that are exempt from registration under the Securities Act of 1933, as amended (the "1933 Act"). See "Management, Organization and Capital Structure," "Shareholder Information - Purchase of Securities Being Offered" and "Shareholder Information
- Redemption of Securities Being Offered" in Part A.

The Portfolio Trust incorporates by reference information concerning the Portfolio's and the Portfolio Trust's pricing of interests from the "Determination of Net Asset Value" section of the SAI.

The Portfolio intends to pay redemption proceeds in cash for all interests redeemed but, under certain conditions, the Portfolio may make payment wholly or partly in portfolio securities. The Portfolio will select such securities in a manner it considers equitable, regardless of the composition of the Portfolio's portfolio at the time of the redemption in-kind. Portfolio securities paid upon withdrawal or reduction of an interest holder's investment in the Portfolio will be valued at their then current market value. The Portfolio Trust has elected to be governed by the provisions of Rule 18f-1 under the 1940 Act which limits the Portfolio's obligation to make cash redemption payments to any investor during any 90-day period to the lesser of $250,000 or 1% of the Portfolio's net asset value at the beginning of such period. An investor may incur brokerage costs in converting portfolio securities received upon redemption to cash. The Portfolio intends that it will not redeem an investor's interest in-kind except in circumstances in which the particular investor is permitted to redeem in-kind or in the event that the particular investor completely withdraws its interest in the Portfolio.

ITEM 19.          TAXATION OF THE PORTFOLIO.

The Portfolio Trust incorporates by reference information concerning the Portfolio's and the Portfolio Trust's tax status from the "Taxation" section of the SAI.

There are certain tax issues that will be relevant to only certain of the investors, such as investors who contribute assets rather than cash to the Portfolio. It is intended that such contributions of assets will not be taxable, provided certain requirements are met. Such investors are advised to consult their own tax advisors as to the tax consequences of an investment in the Portfolio.

ITEM 20.          UNDERWRITERS.

      Not applicable.

ITEM 21.          CALCULATION OF PERFORMANCE DATA.

      Not applicable.

ITEM 22.          FINANCIAL STATEMENTS.

The Portfolio's unaudited financial statements audited by PricewaterhouseCoopers LLP, the Portfolio's independent registered public accounting firm, contained in the Portfolio's Form N-CSR for the fiscal year ended December 31, 2005, which was filed with the SEC on March 10, 2006 (File no. 811-04813; accession numbers 0001145443-06-000712), are incorporated by reference into this Part B.

                   MELLON INSTITUTIONAL FUNDS MASTER PORTFOLIO

                                     PART C

ITEM 23.      EXHIBITS.

     (a1).    Declaration of Trust of the Registrant.(1)

     (a2). Establishment and Designation of Series for Standish Small Capitalization Equity Portfolio II.(2)

     (a3). Establishment and Designation of Series for Standish Diversified Income Portfolio.(4)

     (a4). Establishment and Designation of Series for Standish Short-Term Asset Reserve Portfolio.(5)

     (a5). Amendment to the Declaration of Trust to change the name of the
              Standish Small Capitalization Equity Portfolio II to Standish Small Cap Growth Portfolio.(6)

     (a6). Amendment to the Declaration of Trust to change the name of the Standish Diversified Income Portfolio to Standish World High Yield
              Portfolio.(7)

     (a7). Amendment to the Declaration of Trust to change the name of the Standish Equity Portfolio to Standish Select Value Portfolio.(8)

     (a8). Amendment to the Declaration of Trust to change the name of the Standish World High Yield Portfolio to Standish High Yield Bond Portfolio.(10)

     (a9). Establishment and Designation of Series for Standish Small Cap Value Portfolio, Standish International Equity Portfolio and Standish International Small Cap Portfolio.(10)

     (a10)    Amendment to the Declaration of Trust dated June 21,
              2003.(12)

     (a11) Certificate of Name Change for all series of the Registrant.(12)

     (b1).    By-Laws of the Registrant.(1)

     (c).     Not applicable.

     (d1). Form of Investment Advisory Agreement between the Registrant, with respect to Standish Fixed Income Portfolio, and Standish, Ayer & Wood, Inc. ("Standish").(1)

     (d2). Form of Investment Advisory Agreement between the Registrant, with respect to Standish Equity Portfolio, and Standish.(1)

     (d3). Form of Investment Advisory Agreement between the Registrant, with respect to Global Fixed Income Portfolio, and Standish International Management Company, L.P. ("SIMCO").(1)

     (d4). Investment Advisory Agreement between the Registrant with respect to Standish Small Capitalization Equity Portfolio II and Standish.(2)

     (d5). Investment Advisory Agreement between the Registrant with respect to Standish Diversified Income Portfolio and SIMCO.(4)

     (d6). Investment Advisory Agreement between the Registrant with respect to Standish Short-Term Asset Reserve Portfolio and SIMCO.(5)

     (d7). Substitution and Assumption Agreement among Standish, Ayer & Wood, Inc., Standish International Management Company, LLC and the Registrant relating to Standish Global Fixed Income Portfolio.(8)

     (d8). Substitution and Assumption Agreement among Standish, Ayer & Wood, Inc., Standish International Management Company, LLC and the Registrant relating to Standish World High Yield Portfolio.(8)

     (d9). Form of Investment Advisory Agreement between the Registrant with respect to Standish Small Cap Value Portfolio and Standish Mellon Asset Management Company LLC.(10)

     (d10). Form of Investment Advisory Agreement between the Registrant with respect to Standish International Equity Portfolio and Standish Mellon Asset Management Company LLC.(10)

     (d11). Form of Investment Advisory Agreement between the Registrant with respect to Standish International Small Cap Portfolio and Standish Mellon Asset Management Company LLC.(10)

     (d12). Assumption Agreement between Standish Mellon Asset Management Company, LLC and The Boston Company Asset Management, LLC relating to each series of the Registrant.(12)

     (e).     Not applicable.

     (f).     Not applicable.

     (g). Custody, Administration and Accounting Services Agreement between the Registrant and Mellon Bank, N.A.(1)

     (g1). Amendment to Custody, Administration and Accounting Services Agreement between the Registrant and Mellon Bank, N.A.(2)

     (h).     See exhibit (g) above.

     (i).     Not applicable.

     (j).     Consent of Independent Public Accountants.+

     (k).     Not applicable.

     (l).     Not applicable.

     (m).     Not applicable.

     (n).     None.

     (o).     Not applicable.

     (p1). Code of Ethics for Mellon Institutional Funds Investment Trust and Mellon Institutional Funds Master Portfolio.(9)

     (p2) Code of Ethics for The Boston Company Asset Management, LLC, Standish Mellon Asset Management Company LLP and Mellon Funds Distributor, L.P.(9)

     (p3)     Code of Conduct for Mellon Financial Corporation.(13)

     (p4) Securities Trading Policy (General Edition) for Mellon Financial Corporation. (13)

     (p5) Securities Trading Policy (Access Decision Maker Edition) for Mellon Financial Corporation. (13)

     (q1) Power of Attorney for Portfolio Trust (Samuel C. Fleming, Benjamin M. Friedman, John H. Hewitt, Caleb Loring III and Patrick J. Sheppard).(12)

     (q2) Power of Attorney for Portfolio Trust with respect to Feeder Fund Registration Statements (Samuel C. Fleming, Benjamin M. Friedman, John H. Hewitt and Caleb Loring III).(1)(2)

     (q3)     Power of Attorney for Portfolio Trust (Patrick J.
              Sheppard).(12)

     (q4)     Power of Attorney for Portfolio Trust (Steven M.
                  Anderson).(12)

------------------------
+        Filed herewith
(1) Filed as an exhibit to Registrant's Registration Statement on Form N-1A (File No. 811-07603) on April 25, 1996 and incorporated by reference herein.
(2) Filed as an exhibit to Amendment No. 1 to the Registrant's Registration Statement on Form N-1A (File No. 811-07603) on October 10, 1996 and incorporated by reference herein.

(3) Filed as an exhibit to Amendment No. 2 to the Registrant's Registration Statement on Form N-1A (File No. 811-07603) on April 30, 1997 and incorporated by reference herein.
(4) Filed as an exhibit to Amendment No. 3 to the Registrant's Registration Statement on Form N-1A (File No. 811-07603) on June 2, 1997 and incorporated by reference herein.
(5) Filed as an exhibit to Amendment No. 4 to the Registrant's Registration Statement on Form N-1A (File No. 811-07603) on December 31, 1997 and incorporated by reference herein.
(6) Filed as an exhibit to Amendment No. 9 to the Registrant's Registration Statement on Form N-1A (File No. 811-07603) on January 28, 2000 and incorporated by reference herein.
(7) Filed as an exhibit to Amendment No. 10 to the Registrant's Registration Statement on Form N-1A (File No. 811-07603) on May 1, 2000 and incorporated by reference herein.
(8) Filed as an exhibit to Amendment No. 11 to the Registrant's Registration Statement on Form N-1A (File No. 811-07603) on January 29, 2001 and incorporated by reference herein.
(9) Filed as an exhibit to Amendment No. 13 to the Registrant's Registration Statement on Form N-1A (File No. 811-07603) on January 28, 2002 and incorporated by reference herein.
(10) Filed as an exhibit to Amendment No. 14 to the Registrant's Registration Statement on Form N-1A (File No. 811-07603) on April 30, 2002 and incorporated by reference herein.
(11) Filed as an exhibit to Amendment No. 15 to the Registrant's Registration Statement on Form N-1A (File No. 811-07603) on January 27, 2003 and incorporated by reference herein.
(12) Filed as an exhibit to Amendment No. 17 to the Registrant's Registration Statement on Form N-1A (File No. 811-07603) on January 27, 2004 and incorporated by reference herein.
(13) Filed as an exhibit to Amendment No. 20 to the Registrant's Registration Statement on Form N-1A (File No. 811-07603) on April 29, 2005 and incorporated by reference herein.

ITEM 24.          PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT.

         Not applicable.

ITEM 25. INDEMNIFICATION.

Reference is hereby made to Article V of the Registrant's Declaration of Trust, previously filed as an Exhibit.

Under the Registrant's Declaration of Trust, any past or present Trustee or officer of the Registrant is indemnified to the fullest extent permitted by law against liability and all expenses reasonably incurred by him in connection with any action, suit or proceeding to which he may be a party or is otherwise involved by reason of his being or having been a Trustee or officer of the Registrant. The Declaration of Trust of the Registrant does not authorize indemnification where

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

it is determined, in the manner specified in the Declaration, that such Trustee or officer has not acted in good faith in the reasonable belief that his actions were in the best interest of the Registrant. Moreover, the Declaration does not authorize indemnification where such Trustee or officer is liable to the Registrant or its investors by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of his or her duties.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Trustees, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by any such Trustee, officer or controlling person against the Registrant in connection with the securities being registered, and the Commission is still of the same opinion, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 26.      BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER.

Standish Mellon Asset Management Company LLC ("Standish Mellon") and The Boston Company Asset Management, LLC ("TBCAM"):

The business and other connections of the officers and Directors of Standish Mellon and TBCAM, the investment advisers to all series of the Registrant, are listed on the Forms ADV of Standish Mellon and TBCAM, respectively, as currently on file with the Commission (File Nos. 801-60527 and 801-6829, respectively). The following sections of each such Form ADV are incorporated herein by reference:

              (a) Items 1 and 2 of Part 2;

              (b) Schedule D.

ITEM 27.      PRINCIPAL UNDERWRITERS.

     Not applicable.

ITEM 28.      LOCATION OF ACCOUNTS AND RECORDS.

The Registrant maintains the records required by Section 31(a) of the Investment Company Act of 1940 and Rules 31a-1 to 31a-3 inclusive thereunder at its registered office, located in care of Mellon Bank, N.A., Mellon Financial Center, One Boston Place, Boston, Massachusetts 02108. Certain records, including records relating to the Registrant's shareholders and the physical possession of its securities, may be maintained pursuant to Rule 31a-3 at the main offices of the Registrant's custodian.

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ITEM 29.      MANAGEMENT SERVICES.

     Not applicable.

ITEM 30.      UNDERTAKINGS.

     Not applicable.

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                                   SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Amendment to its Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereto duly authorized, in the city of Boston, Massachusetts, on the 28th day of April, 2006.


                                                    MELLON INSTITUTIONAL FUNDS
                                                        MASTER PORTFOLIO


                                                    By: /s/ DENISE B. KNEELAND
                                                        ----------------------
                                                    Name:    Denise B. Kneeland
                                                    Title:   Vice President


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


                                  EXHIBIT INDEX



EXHIBIT NO.           DESCRIPTION

23(j)                 Consent of Independent Public Accountants





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